As filed with the Securities and Exchange Commission on June __, 2001
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    _______

                                S-1 Amendment #3
                                  TO FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              _____________________

                  CANADIAN ROCKPORT HOMES INTERNATIONAL, INC.
                 (Name of Small Business Issuer in its Charter)

         Delaware                      1521                      98-0354610

(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
      of incorporation         Classification Code Number)   Identification No.)
      or organization)
                              _____________________

   Canadian Rockport Homes International, Inc     The Company Corporation
   700 West Pender Street, Suite 507,             2711 Centerville Road ste. 400
   Vancouver, B.C. Canada, V6C 1G8                Wilmington, DE 19808
   (604) 669-1081                                 (302) 636-5440
   (Name, address and telephone number            (Name, address and  telephone
   of registrant's principal executive            number of agent for service)
   offices and principal place of business)

                              _____________________
                                   Copies to:
                            Lawrence I. Washor, Esq.
                              Washor & Associates
                      11150 West Olympic Blvd., Suite 980
                          Los Angeles, California 90064
                            Telephone: (310) 479-2660
                            Facsimile: (310) 479-1022

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box.   [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                              CALCULATION OF REGISTRATION FEE
------------------------------------  ------------  -------------------  ---------------  -------------------  -----------------
Title of Each Class of Securities to  Amount to be   Proposed Maximum       Proposed       Proposed Minumum        Amount of
be Registered                          Registered   Offering Price Per       Maximum      Aggregate Offering   Registration Fee
                                                           Share            Aggregate          Price **
                                                                         Offering Price
------------------------------------  ------------  -------------------  ---------------  -------------------  -----------------

Units                                    3,200,000  $              5.00  $    16,000,000  $              0.    $           4,000
------------------------------------  ------------  -------------------  ---------------  -------------------  -----------------
Common Stock $.001                       3,200,000  $              0.    $          0.00  $              0.    $            0.
------------------------------------  ------------  -------------------  ---------------  -------------------  -----------------
Warrants                                 3,200,000  $              0.    $          0.00  $              0.    $            0.
------------------------------------  ------------  -------------------  ---------------  -------------------  -----------------
Common Stock Offered                     1,553,560  $              5.00  $     7,767,800  $              0.    $        1,941.95
by Selling Shareholders*
------------------------------------  ------------  -------------------  ---------------  -------------------  -----------------
Common Stock Underlying Options            650,000  $              2.00  $     1,300,000  $              0.    $             325
------------------------------------  ------------  -------------------  ---------------  -------------------  -----------------
Common Stock Underlying Warrants         3,200,000  $              7.00  $    22,400,000  $              0.    $           5,600
------------------------------------  ------------  -------------------  ---------------  -------------------  -----------------
Total Registration Fee                                                                                         $       11,866.95
------------------------------------  ------------  -------------------  ---------------  -------------------  -----------------

*These shares are to be registered effective at various different dates after Canadian Rockport Homes International, Inc. is available for trading on the OTC Bulletin Board.

**There is no minimum offering amount and the offering can close without selling any securities or as little as one Unit.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE


     This Registration Statement contains two prospectuses covering the registration of (i) 3,200,000 shares of common stock, $.001 par value per share (the "Common Stock") of Canadian Rockport Homes International, Inc., a Delaware corporation (the "Company"), for sale by the Company in a self-underwritten direct public offering (the "Offering"); and (ii) an additional 1,553,560 shares of common stock, $.001 par value, for sale by the holders thereof (the "Selling Shareholders"). Following the Prospectus for the Offering are certain pages of the Prospectus relating solely to the Selling Shareholders, consisting of alternate front and back cover pages and an alternate section entitled "Sales by Selling Shareholders." All other sections of the Prospectus for this Offering are to be used in the Prospectus relating to the Selling Shareholders.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS . . . . . . . .  11

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . . . . . .  12

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . .  21

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . .  23

COMMON STOCK ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . . . . .  25

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES . . . . . . . . . . . . . . .  26

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . .  26

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . .   F

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which

                      Subject to Completion June __, 2001

PROSPECTUS

                   CANADIAN ROCKPORT HOMES INTERNATIONAL, INC
                             a Delaware corporation

                        3,200,000 Units at $5.00 per Unit
              Each Unit consisting of one share of Common Stock and
               one two-year Warrant exercisable at $7.00 per share

     We are offering a maximum of 3,200,000 Units of our securities for sale at $5.00 per Unit on a best-efforts basis for a maximum period of 120 days. There is no minimum offering amount or escrow condition. Funds will be distributed to the Company upon acceptance of the subscription. We intend on closing the offering the earlier of the date all of the 3,200,000 Units are sold or 120 days from the date of this prospectus unless extended by us for an additional 60 days at our sole discretion. However we have the right to close the offering without selling any securities or as little as one unit. Each Unit consists of one share of common stock and one two-year warrant exercisable into one share of common stock at $7.00 per share. See "Warrants." The common stock and the Warrant in each Unit shall separate upon the purchase of the Unit.

     We currently intend to sell our Units on a self-underwritten basis. However, we intend to seek one or more broker-dealers to serve as selling agents and if located, we anticipate the payment of commission to these broker-dealers. In the event that we locate one or more broker-dealers, we anticipate that they will be selling our Units on a best effort basis.

     In addition, certain selling shareholders are offering 1,553,560 shares of common stock plus 650,000 shares of common stock underlying the stock options, at an exercise price of $2.00, which totals 2,203,560 shares for sale at market for their own account at various times after our common stock is available for trading on the OTC Bulletin Board. See, "Plan of Distribution." The selling shareholders may sell their shares of common stock directly or through underwriters, dealers or agents. They may also pledge some of their shares of common stock. More information about the way the selling shareholders may distribute their common stock appears under the heading "Plan of Distribution." However, we will not receive any proceeds from the sale of stock by the selling shareholders and we will pay all expenses incurred by selling shareholders.


     There is no established public market for our common stock and the offering price has been arbitrarily determined. Our stock is not currently listed or quoted on any quotation service.

     THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 5 AND "DILUTION," BEGINNING ON PAGE 9.


      You should not purchase these Units if you cannot afford the loss of your entire investment.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 Commissions
                Offering         and Discounts (1)        Net Proceeds
                --------      ---------------------   -----------------
PER SHARE       $       4.50  $                   0   $            4.50
PER WARRANT     $        .50  $                   0   $             .50
PER UNIT        $       5.00  $                   0   $            5.00
TOTAL OFFERING  $ 16,000,000  $                   0   $      16,000,000

-----------------------------------------------------------------------

(1) This assumes that we do not locate any broker-dealer to serve as a selling agent. If we do, we anticipate the payment of approximately 10% commission to the selling agent. This also assumes that no finder's fees are paid in those jurisdictions where finder's fees may legally be paid.


     The selling shareholders and any broker-dealer participating in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933.

                   The date of this Prospectus is    , 2001

                               PROSPECTUS SUMMARY


     This section summarizes the material information, which is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus.

     All share and per share information reflects a one share for every ten share reverse stock split which was effective as of February 6, 2001.


THE  COMPANY
------------

     Canadian Rockport Homes International, Inc. is a Delaware corporation which was formed on January 10, 1996 under the name Lenz Products, Inc. Our principal business address is 700 West Pender Street, Suite 507, Vancouver, B.C., Canada V6C 1G8. Our telephone number is (604) 669-1081.

     On February 15, 2001, we acquired Canadian Rockport Homes Ltd., a British Columbia corporation ("CRH") in exchange for 11,300,000 shares of our common stock. Shortly thereafter, we changed our name from Lenz Products, Inc. to Canadian Rockport Homes International, Inc. For accounting purposes, our acquisition of CRH is viewed as a reverse acquisition of us by CRH. To date, we have not generated any revenue and we are still a developmental stage corporation. Our plan of operation is to engage in the business of manufacturing and erecting prefabricated concrete modular buildings using TWiC technology.


      On February 17, 2000, CRH and TWiC Housing Corporation entered into an exclusive licensing agreement and option to purchase which granted CRH the exclusive right to use the TWiC technology to manufacture the thin-wall, prefabricated concrete modular units used by us for the erection of buildings. In early 2001, CRH purchased this technology outright from TWiC Housing Corporation, an Affiliate of the Company, for 2,000,000 shares of our common stock which has been valued at the historical cost of $10,057. There is currently a pre-existing license granted by TWiC Housing Corp. to Lombard Developments, Inc. whereby Lombard Developments has the exclusive right to use the technology in the Province of Alberta. This license was granted on September 5, 2000 and expires on September 5, 2001, at which time the license will be reviewed by the Company to see if renewal will be granted. At this juncture, the Company does not intend to renew this license. Additionally, pursuant to the Asset Purchase Agreement between TWiC Housing Corp and CRH, CRH has agreed to reasonably cooperate with Lombard Developments to develop the use of the TWiC technology in Jamaica.

     We intend, through CRH, to construct, either directly or through licensees, manufacturing facilities for TWiC modular units for use in the construction of modular housing in various third-world and developing countries primarily in South America, Asia, Mexico, Africa and Eastern Europe. We intend to commence operations in Chile as a showcase for our TWiC technology. We have recently leased, with an option to purchase, an existing manufacturing facility in Quilicura, Chile, which will be built out as a manufacturing facility for our modular concrete units. Finally, we are evaluating Argentina and Brazil along with Mexico as the possible next country in which we will commence operations. However, to date we have not spent any material amount of funds, or taken any meaningful steps to establish operations in Argentina, Brazil, or Mexico, or any country other than Chile.

     We currently have two (2) subsidiaries. CRH is a corporation formed under the laws of British Columbia, Canada. CRH is wholly owned by us and holds title to the TWiC technology used in the manufacture and erection of our modular buildings. In addition, we are a 1% owner of one Chilean subsidiary, known as Rockport Homes Chile Limitada ("RHCL"), which will be the holding company of a wholly owned Chilean corporation which is being formed. CRH owns the remaining 99% of RHCL. The Chilean subsidiaries were formed to enable us to carry out our plan of operations in Chile. RHCL will own our hard assets in Chile, including our manufacturing facility in Quilicura, Chile. The second Chilean corporation which will be formed will lease RHCL's assets, manufacture the concrete modular units, and erect homes on the designated sites.

THE  OFFERING
-------------

Units  offered  by  us . . . . . . . .  Up to 3,200,000 units at $5.00 per unit.
                                        Each Unit consists of one share of our common stock and one two-year warrant convertible into one share of our common stock at $7.00 per share. The common stock underlying the warrants is being registered in this offering.

Common stock offered by the
  selling  shareholders . . . . . . . . Up  to  1,553,560 shares of common stock plus 650,000 shares underlying the stock options.

Stock outstanding prior to the offering 14,962,796  shares  of  common stock are issued and outstanding. There is no preferred stock currently issued. There are options for 1,000,000 shares of common stock which are held by CRH staff which if included in the total issued and outstanding shares totals 15,962,796. There are no warrants currently issued.

Stock outstanding after the offering .  Assuming  that  the  Offering  is  fully subscribed,  that  all  options  are
                                        exercised,  and  that  all  warrants are
                                        exercised,  there  will  be  22,362,796
                                        shares  of  common  stock  issued  and
                                        outstanding after the completion of this Offering. There will be no preferred stock issued upon the completion of the Offering.


Warrants . . . . . . . . . . . . . . .  Each  Unit  contains  one  warrant which authorizes the holder to purchase one share of our common stock for $7.00 per share. The common stock underlying the warrants is being registered in this offering. The warrants expire in two years.

Use  of  Proceeds . . . . . . . . . . . Build  out  of  our  Chile manufacturing facility, training of staff for the Chilean facility, purchase of necessary equipment, working capital, and purchasing of manufacturing facility. However, a minimum of $7,850,000 must be raised in this offering in order for us to lease and construct a 16 mold plant and commence operations in Chile. Because there is no Minimum Offering required, it is possible that we may not raise the $7,850,000 to build throughout our plant and commence operations in Chile. Additionally, this amount includes approximately $942,984, which we need to satisfy our minimum cash requirements to operate our Canadian, U.S. and Chilean operations for the next 12 months.

Proposed  Bulletin  Board  symbol . . . HOME.  However, we have not yet reserved that  trading  symbol.


DESCRIPTION  OF  SELLING  SHAREHOLDERS
--------------------------------------

     Through this Prospectus, we are also registering 2,203,560 shares of common stock for approximately 95 selling shareholders (1) The shares are being registered effective as of different dates and in different amounts based upon our agreements with the various selling shareholders.


     Initially, we are registering 709,538 shares of the common stock held by the original 57 shareholders. The stock was acquired by them in December 2000 in connection with their original purchase of our common stock. These shares constitute approximately 6 % of their stock and will be registered effective upon our commencing publicly trading. An additional 491,263 shares of the original 57 shareholder's common stock, constituting approximately 4 % of their stock, which was acquired by them during 2001 in connection with our acquisition of CRH, will be registered effective 270 days after the commencement of trading.

     Second, we are registering approximately 52,760 shares of common stock held by 41 shareholders who purchased stock in a 2001 private placement under Rule 506 of Regulation D. We are registering approximately 10% of the common stock which each shareholder acquired in the offering. The stock will be registered as follows:


     1.     2%  effective  90  days  after  the  commencement  of  trading;

______________________________

     1 This number assumes that the eight CRH employees holding stock options exercise their options and sell the common stock obtained through the exercise of the stock option. Furthermore, the total number of shareholders in the following breakdown will be higher than the total selling shareholders. This is due to the fact that many of the various shareholders are in more than one category, subject to different agreements with respect to the registration of their share

     2.     3%  effective  180  days  after  the  commencement  of  trading; and

     3.     5%  effective  270  days  after  the  commencement  of  trading.

     Third, we are registering approximately 300,000 shares of our common stock which is held by TWiC pursuant to the agreement by which CRH acquired the TWiC technology. Under that agreement, we are registering 100,000 shares effective 90 days after the commencement of trading, 100,000 shares effective 180 days after the commencement of trading, and 100 shares effective 270 days after the commencement of trading.


     Finally, we are registering 650,000 shares of our common stock which underlie 8 options held by various employees of CRH. This registration is to be effective eight months after the commencement of trading. The options may be exercised at $2.00 per share.

     By the phrase "commencement of trading," we mean the first day that a public market is being made in our common stock.


     For more detail concerning the selling shareholders, see "Selling Shareholders."

SUMMARY  RISK  FACTORS

     Investment in the common stock involves a high degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution." Among the significant risk factors are (1) our lack of funds and our corresponding need to raise additional funds to carry out our plan of operations; (2) our limited operating history which has been devoted to preparing to commence operations and which is not long enough to permit meaningful evaluation of our business operations; (3) the absence of any operations and the corresponding lack of revenue; (4) our operation in foreign nations with limited civil and legal stability; and (5) the fact that the TWiC technology has never been utilized except on a very small scale.


SUMMARY FINANCIAL DATA
                                                From                                                Six
                                           March 27, 1997      Year        Year        Year       Months
                                              through         Ended       Ended       Ended        Ended
                                              December       December    December    December      June
                                                31,            31,         31,         31,          30,
                                               1997           1998        1999        2000         2001
                                          ================  ==========  ==========  ==========  ============
                                                                                                (Unaudited)
  Statement of Operations Data:
    Income                                $             -   $       -   $       -   $       -   $         -
    Operating expenses                             (1,000)    (96,259)    (13,174)   (249,892)     (473,991)
    Net loss                                       (1,000)    (96,259)    (13,174)   (249,835)     (471,243)
    Basic loss per basic common share     $         (1.00)  $   (0.02)  $   (0.00)  $   (0.03)  $       N/A
    Weighted average shares outstanding.            1,000   5,816,675   5,817,240   8,260,300    14,397,826
  Balance Sheet Data:
    Assets                                $             -   $   2,203   $   1,807   $ 615,987   $ 1,164,871
    Total debt                                          -      97,689      86,750      12,922        19,266
    Stockholders' equity                                -     (95,486)    (84,943)    603,065     1,145,605


The summary of activity for the periods March 31, 1997 through December 31, 2000 solely represents the activity of Canadian Rockport Homes, Ltd. The summary of activity for the six months ended June 30, 2001 represents the consolidated activity of Canadian Rockport Homes International, Inc., and Canadian Rockport Homes, Ltd. In February 2001, Canadian Rockport Homes International acquired all of the outstanding shares of Canadian Rockport Homes, Ltd. The acquisition was accounted for as a reverse merger whereby the operations of Canadian Rockport Homes, Ltd. continued to be reported as the acquirer.

                                  RISK FACTORS

     The Units offered by this prospectus involve a high degree of risk and represent a highly speculative investment. You should not purchase these Units if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating our company, our business prospects and an investment in our Units.

SINCE  WE  ONLY  BEGAN  TO  MARKET  OUR  TECHNOLOGY  DURING THE FIRST QUARTER OF
--------------------------------------------------------------------------------
2000, THERE IS  A  POSSIBILITY  THAT  WE  MAY NOT GENERATE ANY PROFIT, OR BECOME
--------------------------------------------------------------------------------
SUCCESSFUL.
----------

     We began operating our business during the first quarter of 2000. Accordingly, we have a limited operating history upon which you can evaluate our performance. Moreover, to date we have generated no operating revenue or profit. Thus, our operations may never generate a substantial profit for our shareholders or generate any profit. Additionally, our operating plan may not prove successful. Before investing in our common stock, you should consider the risks and difficulties we may encounter as an early-stage company marketing technology which has never been used on a wide-scale basis. We could encounter difficulties obtaining contracts from foreign governments or in foreign countries, obtaining the cooperation or participation of foreign governments, enforcing contracts with foreign governments or in foreign countries, collecting receivables from foreign governments or in foreign countries, importing or exporting into foreign countries, producing and erecting our modular units on a wide-scale basis, managing our company in an effective manner, etc.

SINCE  WE  ARE  THINLY  CAPITALIZED AND BECAUSE OF THE CAPITAL INTENSE NATURE OF
--------------------------------------------------------------------------------
OUR  BUSINESS, IF WE  FAIL  TO  RAISE  SUFFICIENT  CAPITAL WE MAY NOT BE ABLE TO
--------------------------------------------------------------------------------
COMMENCE,  CONTINUE  OR  EXPAND  OUR  OPERATIONS.
------------------------------------------------

     Our proposed business is extremely capital intensive. In each location where we elect to operate, we must construct a manufacturing facility and arrange for the construction of the housing units on the eventual site. Each location also requires the hiring, training, supervision, and maintenance of an effective local staff. As can be seen from the attached financial statements, we have limited capital available to fund our expansion at this time. Therefore, we will be dependent upon raising funds to accomplish these goals. If we are unable to raise sufficient funds we will not be able to commence our operations.

     Additionally, we intend to build out our initial manufacturing facility in Quilicura, Chile on a phased basis. By phased basis, we mean that the Quilicura, Chile facility will be built in phases rather than all at once. Thus, although we intend ultimately to construct a 32 mold facility on the Quilicura site, the initial construction will be to build an 8 or 16 mold facility at the site and, at a later time, expand the facility to 32 molds. The initial size of the facility is dependant upon the amount raised in this offering and the speed with which it is raised. Subsequent phased construction is dependant upon subsequent amounts raised or otherwise obtained, the timing of the receipt of these funds, the profitability of the phased plant, and alternate uses for these funds. Therefore, we may be limited by the amount of available funds as to the initial size of the Quilicura manufacturing facility and as to when, if ever, the additional planned phased construction will be completed. Our dependence upon the amount raised in this offering may also affect when, or if, the additional planned Chilean facilities will be constructed since the construction of these facilities will be dependant on the same factors.

     Additionally, we may be unable to borrow sufficient funds to satisfy our need for capital or to borrow funds on terms acceptable to us. Additionally, we will be competing for funds with many different expanding businesses and it is possible that we may be unable to obtain the full amount of capital which we require. Likewise, many of our competitors are better financed and are in a better financial position to take advantage of the housing market then we are.

SINCE  THIS OFFERING HAS NO MINIMUM OFFERING AMOUNT REQUIRED, AND IT IS POSSIBLE
--------------------------------------------------------------------------------
THAT  NO  AMOUNTS  WILL  BE  RAISED,  ANY STOCK PURCHASED IN THIS OFFERING COULD
--------------------------------------------------------------------------------
BECOME  ILLIQUID.
----------------

     This Offering has no Minimum Offering amount. Thus, there is a possibility that we will not be able to raise the necessary proceeds even to commence carrying out our plan of operations. Accordingly, if we are unable to raise enough capital to begin construction of our plant in Chile, any stock purchased in this offering could become illiquid for an indefinite period of time.

SINCE  THIS  OFFERING  HAS  NO  MINIMUM  OFFERING  AMOUNT  REQUIRED,  THERE IS A
--------------------------------------------------------------------------------
POSSIBILITY  THAT  NO  MONIES  WILL BE RAISED, INCLUDING PROCEEDS TO PAY FOR THE
--------------------------------------------------------------------------------
COSTS  OF  THIS  OFFERING.
-------------------------

     This Offering has no Minimum Offering amount. Thus, there is a possibility that we will not be able to raise the necessary proceeds to even pay for the costs associated with this offering. Accordingly, if we are unable to raise enough capital to pay for our registration expenses, it is possible that any stock purchased herein may never become publicly traded on the OTC Bulletin Board. Additionally, the amount which we raise will effect the size of our initial Chilean plant build out. For example, we need to raise a minimum of approximately $11,819,300 to build out a 32 mold plant (without buying the land up front) and a minimum of approximately $8,000,000 to build out a 16 mold plant. If we are unable to raise $8,000,000, we may be unable to carry out our plan of operations and any investor who has invested may lose their entire investment. If less than $8,000,000 is raised, we intend to attempt to build out an 8-mold plant which should costs less. However, it is possible that there will not be enough money raised to even build out an 8-mold plant.

THE  DETERMINATION  OF  THE  OFFERING  PRICE  AND  WARRANTS  WERE  ARBITRARILY
------------------------------------------------------------------------------
DETERMINED.
----------

     The offering price of the common stock and warrants were arbitrarily determined by our management. Among the factors considered in determining the price of the common stock and warrants were management's opinion of our prospects, of our background, the results of our short operating history and current conditions affecting our business and operations. However, the offering price does not bear any relationship to our assets, earnings, book value, cash flow, or other generally accepted criteria of valuation. Additionally there has been no underwriter or similar entity familiar with the securities market who assisted us in determining the price for each unit.

THERE  HAVE BEEN NO DIVIDENDS TO DATE AND WE DO NOT ANTICIPATE PAYING ANY IN THE
--------------------------------------------------------------------------------
NEAR  FUTURE.
------------

     The Company has never paid any cash dividends on its Common Stock and does not intend to pay cash dividends in the foreseeable future. The Company currently intends to retain all earnings, if any, for the development of its business.

BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY
--------------------------------------------------------------------------------
IN  OUR  STOCK  MAY  BE  REDUCED.
--------------------------------

     The Securities and Exchange Commission ("Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our common stock becomes subject to the penny stock rules, holders of that common stock may have difficulty selling that common stock.

SINCE  WE  CURRENTLY  HAVE  ONLY  SEVENTEEN  EMPLOYEES AND HAVE HAD ONLY LIMITED
--------------------------------------------------------------------------------
ACTIVITY  IN  CHILE,  WE  HAVE  NOT YET UNDERGONE THE SIGNIFICANT MANAGERIAL AND
--------------------------------------------------------------------------------
INTERNAL  EXPANSION  THAT  WE EXPECT WILL OCCUR, AND ANY INABILITY TO MANAGE OUR
--------------------------------------------------------------------------------
GROWTH  COULD  RESULT  IN  OUR  INABILITY  TO  EXPAND  OUR  OPERATIONS, SEVERELY
--------------------------------------------------------------------------------
AFFECTING  OUR  PROFITS.
-----------------------

     Expansion of our operations is required to capture the market in various third-world nations. However, our ability to expand will depend upon the full utilization of our management, financial and other resources. This expansion may place a significant strain on our management and on our operational and financial resources. Currently, we have only seventeen employees although we anticipate increasing the number of employees drastically over the next twelve months, and we will need to improve and implement additional procedures and controls, as well as recruit, train and manage local staff and other personnel in each third-world country in which we expand. We may not be able to manage our growth effectively and this could result in our inability to expand our operations, severely affecting our profits.

AS  CERTAIN DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS CONSTITUTE A "CONTROL
--------------------------------------------------------------------------------
GROUP," OWNING APPROXIMATELY  65% OF THE OUTSTANDING SHARES,  AND ARE RELATED BY
--------------------------------------------------------------------------------
BLOOD  TO EACH OTHER, THEY  COULD DIRECT THE COMPANY IN WAYS WHICH INVESTORS MAY
--------------------------------------------------------------------------------
NOT  PERCEIVE  TO  BE  IN  THEIR  BEST  INTEREST.
------------------------------------------------

     Prior to this offering, our directors, officers and principal shareholders (greater than 5%), taken as a group, together with their affiliates, beneficially own, in the aggregate, 65% of the outstanding shares. Certain principal shareholders are directors or executive officers of the company and its subsidiaries and certain other company principals are related by blood to each other. In this regard William Malone, the Chief Executive Officer of the Company, and Ryan Malone, a 12% shareholder, are father and son. Nelson Riis, President of the Company and his wife both own shares in the Company amounting to approximately 13% of the outstanding shares. Additionally, Michael Wilby, Director of the Company and his family, all together own approximately 4% of the outstanding shares, Bernard Smith, Director of the Company and his wife, together own approximately 12% of the outstanding shares, Don Belsby and his immediate family member Arne Belsby, together own approximately 5% of the outstanding shares, Harry Gordon, Ron Zeeman, the principals in TWIC Housing Corp. own approximately 13% of our stock, and Ray and Terry Villigas, husband and wife, together own approximately 6% of the outstanding shares. As a result of this ownership, these shareholders may be able to exert significant influence, or even control, over matters requiring approval by the shareholders of the company and its subsidiaries, including the election of directors. Our shareholders of the company may not perceive these managerial decisions as being in their best interest.

     Notwithstanding the foregoing, we intend to raise substantial additional financing over the next few years. Management believes that within two (2) years, the "control" shareholder group will no longer have "control" of the company due to the fact that a substantial amount of shares may be sold to allow the Company to raise additional capital which will dilute the existing shareholders percentages and the possibility that these Shareholders may sell some, or all, of their shares in the market.

BECAUSE  OF  THE COMPETITIVE NATURE  OF THE  HOUSING INDUSTRY, AND THE DIFFERENT
--------------------------------------------------------------------------------
METHODS  OF CONSTRUCTION, THERE IS NO WAY TO PREDICT WHAT NEW TECHNOLOGY WILL BE
--------------------------------------------------------------------------------
DEVELOPED  OR  WHAT AFFECT, IF ANY, ANY NEW TECHNOLOGY WILL HAVE ON OUR BUSINESS
--------------------------------------------------------------------------------
PLAN,  AND  COMPETITION.
-----------------------

     We have exclusive rights to a patented and unique low cost modular concrete building technology known as the TWiC technology and therefore we are the only entity authorized to use the TWiC technology in home construction. However, despite our exclusive rights to the use of TWiC technology, the housing market is extremely competitive and offers many different models, types of construction, and price ranges from which to choose.

     For example, in temperate climates, construction is typically done as wood frame construction. In various other areas, construction is done in brick or stone. This traditional housing is extremely popular and is done by many different well financed companies.

     Another building modality is panelized housing construction. This type of construction consists of prefabricated modules made from styrofoam sandwiched between metal mesh pieces. The pieces are taken to the site and thereafter assembled. Once positioned on the site, the individual pieces are attached through the use of shot concrete and after the concrete has been used to join the various segments of the house into one building, the house is finished.

     Another building modality is panelized housing construction. This type of construction consists of prefabricated modules made from styrofoam sandwiched between metal mesh pieces. The pieces are taken to the site and thereafter assembled. Once positioned on the site, the individual pieces are attached through the use of shot concrete and after the concrete has been used to join the various segments of the house into one building, the house is finished.

     In addition, many different companies are constantly working on new and different home construction technologies. There is no way to predict what new technology will be developed or as to what affect, if any, this technology will have on our business plan. By the same token, if, and when, our TWiC technology proves successful on a large scale basis, it is possible that certain competitors will attempt to take our patented technology for their own use.

     As noted above, our initial target market is Chile. We have acquired an existing plant in which to build manufacturing facilities capable of carrying out our manufacturing activities and we are arranging contracts for eventual delivery of our modular housing. There is substantial competition in the Chile housing market.

     As with most areas of the world, our projected competitors are wood frame builders and panelized modular builders. For example, Casas Delano is a large private sector wood frame builder, Paneles Estructurales Covintec Chile Ltda. and Monolite Chile S.A. produce houses made from a panelized sandwich made out of Styrofoam (polystyrene) and electronically welded double steel mesh and the Chile Foundation, created in 1976, was established to promote ACIM, the Wood-frame Builders and Wood Industrialists Association. ACIM is designed to promote the acceptance of wood frame construction in the Chile housing market.

BECAUSE  WE  BELIEVE  THAT  OUR  PATENT  RIGHTS  ARE  MATERIAL  TO  OUR SUCCESS,
--------------------------------------------------------------------------------
INFRINGEMENT  OF  THESE  RIGHTS,  OR LEGAL ACTIONS RELATED TO THESE RIGHTS COULD
--------------------------------------------------------------------------------
COST US A SUBSTANTIAL AMOUNT OF MONEY TO DEFEND ACTIONS SEEKING TO CHALLENGE OUR
--------------------------------------------------------------------------------
RIGHTS  AND/OR  TO  PROSECUTE  ACTIONS  SEEKING  TO  PROTECT  THESE  RIGHTS.
---------------------------------------------------------------------------

     We are relying heavily upon our use of the TWiC technology successfully to carry out our plan of operations. We have purchased TWiC technology which is patented and we are taking all reasonable steps to protect this technology from being copied by any third party. However, although the subject patent is a technology patent, it is a U.S. patent which is not recognized in all other parts of the world. Additionally, although technology patents are more difficult to copy than other types of patents, there is a possibility that the patent could be circumvented to construct a functionally similar product. In order to achieve further protection, we intend to patent any new development from the TWiC technology which is eligible for patenting and to vigorously defend our existing patents against potential infringement. Also, we will seek to obtain patent protection in other countries that do not recognize U.S. patents. Nonetheless, we may be unable to obtain patent protection in many third-world and developing countries. It may also be difficult to obtain patent protection in Europe. Additionally, we may be unable to successfully defend our patent against all infringers, and any failure to do so, could impair our ability to successfully carry out our plan of operation. Furthermore, it could be extremely costly to initiate any litigation to defend our patent rights, with no guarantee of success in that litigation. In this regard, it should be noted that the more popular the TWiC technology becomes and the more successful w e become, the more likely it is that various competitors will attempt to infringe upon our patents. There is also the possibility that we may have to defend claims challenging our rights to the technology. Any challenge to the validity of the patent rights, regardless of whether we ultimately prevail, could be expensive and could require us to use a significant portion of our resources in litigation, without any assurance of success.

BECAUSE  THERE  ARE  GOVERNMENTAL  REGULATORY,  LEGAL  AND  INTERNATIONAL
-------------------------------------------------------------------------
UNCERTAINTIES IN TRANSACTING  BUSINESS  IN  THIRD-WORLD  COUNTRIES, ANY CHANGES,
--------------------------------------------------------------------------------
INCLUDING  RESTRICTIONS, PROHIBITIONS, OR TAX CONSEQUENCES THEREIN, COULD IMPAIR
--------------------------------------------------------------------------------
AND  POSSIBLY  PROHIBIT  OUR  ABILITY  TO  EXPAND AND/OR  CONTINUE  OUR PLAN  OF
--------------------------------------------------------------------------------
OPERATIONS.
----------

     There are inherent uncertainties in transacting business in developing countries on a worldwide basis. In addition to being subject to the internal laws of several different countries, we are subject to International Free Trade Agreements, as well as regulation at the local and federal levels of each country in which we do business. At the same time, we will be subject to regulation by the United States and Canada since this is where our operations and management will be based. Failure to comply with applicable laws or any change in applicable laws could impede our ability to continue our plan of operations. This is especially true in light of our intention to work with many different cultures and governments. We may be unable to hire qualified advisers and management in each jurisdiction in which we operate, or we may be unable to do so on a continuing basis.

     Furthermore, laws, rules, regulations and governmental relations often change over time and there is no way to predict what laws may be adopted in the future or how any of these laws will be enforced. For example, a country may decide to nationalize any particular business which it feels essential to its national interests. Home building is the type of business which could be declared essential and nationalized. It is also possible that any country may decide to nationalize its construction industry or home construction and sales, whereby we could be adversely affected. There can be no way of predicting as to the manner in which any change or application of these laws, rules, regulations or changes in governmental relations may effect us or our operations.

     Finally, our ability to transact business in a foreign country may be dependent upon the status of the United States or Canadian relations with the target country. In the event of poor diplomatic or trade relations between the United States or Canada and the target nation, it may not be possible for us to successfully operate in that foreign country.

BECAUSE  WE  HAVE  LIMITED  LIABILITY  INSURANCE,  CURRENTLY  HAVE  NO  PRODUCTS
--------------------------------------------------------------------------------
LIABILITY  INSURANCE,  AND  MAY  BE  UNABLE  TO  OBTAIN  ADEQUATE  INSURANCE  IN
--------------------------------------------------------------------------------
DEVELOPING  COUNTRIES  ON  ACCEPTABLE  TERMS,  WE  MAY  BE  SUBJECT TO POTENTIAL
--------------------------------------------------------------------------------
LIABILITY  CLAIMS  HAVING  AN  EXTREME  EFFECT  ON  OUR  RESOURCES.
------------------------------------------------------------------

      We currently have general liability insurance for CRH. We are attempting to obtain additional insurance for our company and for CRH. However, it is possible that we will be unable to obtain this insurance, or that if we are able to obtain this insurance, it will be extremely expensive. In the event that we are unable to obtain adequate coverage, any uninsured losses may have a material adverse affect on us.

     As of this time, we have no insurance covering the manufacture and construction of buildings or any type of products liability insurance. Although we are currently investigating the possibility of obtaining this insurance, we may be unable to obtain it in connection with those developing nations in which we seek to transact our business, or we may be unable to obtain it on terms and at a price acceptable to us. Although we are aware of no country which requires us to maintain products liability insurance as a condition of operation our business, there may be certain c9untries in which we intend to operate which have such a requirement and if so, we will not be able to operate in those countries without obtaining products liability insurance. Absent this type of insurance, any catastrophe with respect to the residences built by us could result in a substantial judgment against us making it impossible for us to continue our business in that country. Our inability to obtain sufficient coverage at an acceptable cost or to obtain other protection against potential liability could prevent or inhibit the commercialization of our product. A successful product liability claim against us would have a material adverse effect upon our business, prospects and financial condition. In this regard, we intend to operate in each country under a separate corporation which should limit the effect of the loss to the single operation corporation.

IN THE EVENT OUR LEASE OF THE CHILEAN PLANT IS TERMINATED, WE COULD LOSE CERTAIN
--------------------------------------------------------------------------------
INVESTMENTS  MADE  IN  THE  MANUFACTURING  PLANT.
------------------------------------------------

     We recently entered into a lease agreement, with an option to purchase, a manufacturing facility located in Quilicura, Chile. Although there is an existing facility at the Quilicura plant, the facility must be refurbished and built out to permit the factory to manufacture TWiC concrete module units. Ultimately, we intend to build a 32-mold plant at the Quilicura facility. However, the build-out will be phased and we will start operation after the initial 8 molds are installed.

     In the event we are unable to raise sufficient capital to make our monthly payments, we would be in breach of our Lease Agreement, and our lease, as well as our option to purchase, would be terminated. In the event this occurs, any investments made in the manufacturing plant, which could not be removed, would be lost. Approximately 7.2% ($569,700.00) out of the $8,000,000 spent on refurbishing the plant would be lost in the event the lease is terminated, or expires, prior to our ability to purchase the Plant outright.

SINCE  OUR  TECHNOLOGY HAS NOT  BEEN  USED  ON  A  WIDE SPREAD BASIS, OR USED IN
--------------------------------------------------------------------------------
CLIMATES  COMPARABLE  TO  THOSE  FOUND IN CHILE, THERE IS ONLY LIMITED DATA UPON
--------------------------------------------------------------------------------
WHICH  AN  INVESTOR  CAN  EVALUATE  OUR  ABILITY  TO  OBTAIN SUCCESS WORLD-WIDE.
--------------------------------------------------------------------------------

     TWiC technology has never been tested on a wide scale basis in a third-world or developing country or at all, or in climates comparable to those found in Chile. Therefore, we are unsure whether, or how well, the TWiC technology will hold up in wide scale use, in climates comparable to that of Chile, or our ability to establish and expand our position in the market and expand our presence and capabilities world-wide. Furthermore, testing on a limited number of projects by trained professional staff is different from use on a wide scale basis in the field by newly trained individuals. Any serious problem that develops with respect to the use of TWiC technology on a wide scale basis would severely impact our Company's ability to expand and generate profits.

SINCE  WE  WILL  REQUIRE  THE  COOPERATION  OF  FOREIGN GOVERNMENTS, ANY LACK OF
--------------------------------------------------------------------------------
COOPERATION  CAN  PREVENT US  FROM EXPANDING OR CONTINUING OUR BUSINESS IN THOSE
--------------------------------------------------------------------------------
FOREIGN  DEVELOPING  COUNTRIES,  WHICH  IS  THE  FOCUS  OF  OUR  BUSINESS  PLAN.
-------------------------------------------------------------------------------

     Our expansion into foreign countries requires the cooperation of the government of each country. To date, we have experienced substantial cooperation from Chile because the government desires our assistance in building adequate low income housing. Additionally, we are currently receiving attractive offers for assistance from various other countries, including Mexico. However, it is possible that we may not continue receiving similar cooperation from all other developing nations or third-world countries. Any lack of cooperation from any one foreign country could substantially impair, or prevent our ability to expand into that country.

SHOULD  A  PUBLIC  MARKET  DEVELOP  FOR  OUR  STOCK,  IT  MAY NOT BE  MAINTAINED
--------------------------------------------------------------------------------
AND  IT  MAY  BE  SUBJECT  TO  SIGNIFICANT  VOLATILITY,  WHICH  COULD  RESULT IN
--------------------------------------------------------------------------------
LITIGATION  AGAINST  US.
-----------------------

     There is currently no public market for our common stock. Should there develop a market for our common stock it is possible that a regular trading market will not be sustained. The trading prices of our common stock could be subject to wide fluctuations in response to:

     (i)     The  company's  financial  results;
     (ii)    The  success  of  the  company's  patented  technology;
     (iii)   Competitive  companies  and  products;  and
     (iv)    General  economic  conditions.

     In addition, in recent years, the stock market as a whole has experienced a high level of price and volume volatility. During this period, market prices for many companies, particularly small and emerging growth companies, have experienced wide price fluctuations not necessarily related to the operating performance of these companies. The market price for our common stock may be affected by general stock market volatility. If a market does not develop for our common stock, new investors and the selling shareholders may be required to retain their stock position in the company for an indefinite period of time. Additionally, in the past, following periods of volatility in the market price of many company's securities, securities class action litigation has occurred against the issuing company. It is possible that litigation may occur in the future with respect to our company. Any litigation could result in substantial costs and a diversion of management's attention and resources, which could effect our business, prospects, financial condition, and results of operation.

SINCE THERE IS NO PUBLIC MARKET FOR OUR STOCK, IT IS POSSIBLE THAT A MARKET WILL
--------------------------------------------------------------------------------
NEVER  DEVELOP.
--------------

     Our  securities  are  not  currently  listed  on any exchange, the NASD OTC
Bulletin Board, or any other NASD system. We intend to list our common stock only on the NASD Bulletin Board after the completion of this offering. However there is always the possibility that we will be unsuccessful in obtaining a listing. In order to obtain such a listing, we need to be current in our public reporting requirements.(2) If we are unable to have our stock listed, there may be no public market for our common stock and purchases may be required to retain their stock for an indefinite period of time.

THE  COMPANY  MAY BE REQUIRED TO ISSUE ADDITIONAL SHARES OF THE COMPANY'S COMMON
--------------------------------------------------------------------------------
STOCK  TO  TWiC  HOUSING  CORP., IF THE STOCK DOES NOT OBTAIN A TRADING PRICE OF
--------------------------------------------------------------------------------
$2.50  OVER  THE  NEXT  FOUR  YEARS  WHICH  COULD  RESULT  IN  THE ISSUANCE OF A
--------------------------------------------------------------------------------
SUBSTANTIAL  NUMBER  OF  SHARES  TO  ONE  SHAREHOLDER.
-----------------------------------------------------

     Pursuant to the Asset Purchase Agreement between TWiC Housing Corp. and CRH, in which CRH obtained the exclusive rights to the TWiC technology, a price guarantee was provided to TWiC Housing Corp. That price guarantee requires us and CRH to issue additional shares of our common stock to TWiC Housing Corp. in the event that our stock does not reach a trading price of $2.50 over the next four years. In the event this trading price is not reached, we are required to provide TWiC Housing Corp. with sufficient additional shares of our common stock in order that the number of additional shares plus 2,000,000 times the highest market price of the stock during the four year period equals $5,000,000 Canadian. Therefore, there is a possibility that the Company would be required to issue a substantial number of Company shares to one shareholder.

SHARES OF COMMON STOCK, WARRANTS AND  OUTSTANDING OPTIONS WHICH ARE ELIGIBLE FOR
--------------------------------------------------------------------------------
SALE  BY  OUR  SHAREHOLDERS  MAY  DECREASE THE PRICE OF OUR COMMON STOCK THEREBY
--------------------------------------------------------------------------------
ADVERSELY  AFFECTING  THE  INTERESTS  OF  PURCHASERS  IN  THIS  OFFERING.
------------------------------------------------------------------------

     1. If our selling shareholders, or any other shareholders, sell substantial amounts of our common stock, the market price of our common stock could decrease significantly.

     2. Additionally, with respect to the outstanding options and the warrants constituting part of Units being sold in this offering, the holders of these options or warrants are likely to exercise them when, in all likelihood, we could obtain additional capital on terms more favorable than those provided by the options or warrants.

     3. The exercise of these options and warrants will result in dilution to the interest of our shareholders to the extent that the exercise price is less than the fair market value of the common stock.

---------------------------
     2 By this offering becoming effective, we have become a public reporting company.

     Upon completion of the offering, and assuming all stock options and warrants are exercised, we will have 22,362,796 shares of our common stock issued and outstanding. These 22,362,796 shares include:

     a. 3,200,000 shares contained in the Units offered by us to investors in this prospectus;

     b. 3,200,000 shares underlying the Warrants offered by us to investors in this prospectus; and

     c. 2,203,560 shares registered in this offering for selling shareholders. This includes 650,000 shares underlying eight options which shares are being registered in this offering.

     Assuming that all warrants are exercised, on the date that we commence publicly trading, 7,536,594 shares of common stock shall be free trading. (2) Within three months of the date we commence public trading, an additional
110,552 shares shall become free trading. Within six months of the date we commence publicly trading, an additional 115,828 shares shall become free trading. Assuming that all of the options are exercised, within eight months of the date we commence public trading, an additional 650,000 shares will become free trade. Finally, within nine months of the that date we commence public trading, an additional 617,642 shares will become free trading. As of nine months after we commence public trading, and assuming that the warrants and options are exercised, the total number of the shares which are free trading shall be 9,030,616.

BECAUSE A NUMBER OF THE CORPORATE OFFICERS AND DIRECTORS ARE CANADIAN RESIDENTS,
--------------------------------------------------------------------------------
SHOULD  THE  NEED  ARISE, ATTEMPTING SERVICE OF PROCESS ON THEM OR ENFORCING ANY
--------------------------------------------------------------------------------
JUDGMENT,  COULD  PROVE  DIFFICULT  IF  NOT  IMPOSSIBLE.
-------------------------------------------------------

     A number of our officers and directors and of the officers and directors of our subsidiaries are Canadian residents. In addition, some of the officers and directors of our subsidiaries may be foreign nationals of the foreign country in which we operate. Therefore, it may be difficult if not impossible for United States residents to effectuate service of process on them should litigation arise. Additionally, even assuming litigation was commenced and judgement obtained, enforcing a judgment in a foreign country could be difficult if not impossible.

          SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain forward looking statements and information relating to our company that are based on management's beliefs as well as assumptions made by, and information currently available to, us. When used in this prospectus, the words "anticipate", "believe", "estimate", "expect", "will", "could", "may", and similar expressions are intended to identify forward looking statements but the absence of any word does not mean that the statement is not forward looking. These statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties, and assumptions, including those described under "Risks Factors" and elsewhere in this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. In addition to the other information in this prospectus, the above factors should be carefully considered in evaluating our company and its business and before purchasing the securities offered hereby.

                                USE OF PROCEEDS


     After the payment of all expenses, the net proceeds of the offering will be approximately $7,850,000 if 1,600,000 Units are sold, and approximately $15,850,000 if 3,200,000 Units are sold. These net proceeds do not include any proceeds from the exercise of any warrants contained in the Units being offered in this offering, the exercise of any options which become exercisable eight months from the date we commence public trading, or any proceeds received by the selling shareholders. We expect to use the net proceeds from this offer over a one-year period as follows:

________________

    (2) 1,135,186 shares of common stock appear to be free trading prior to the commencement to the offering pursuant to Regulation D. This includes approximately 427,056 shares of common stock held by approximately 1,886 prior shareholders. The remaining 708,130 shares are being registered in this offering for the selling shareholders in an abundance of caution. The 427,056 shares may be free trading.

     The allocation of the net proceeds of the offering set forth below represents our best estimate based upon our current plans and certain assumptions regarding the industry and general economic conditions and our future revenues and expenditures. If any of these factors change, we may find it necessary or advisable to reallocate some of our proceeds within the above-described categories. Therefore, actual usage may vary.

            Purpose                                   $8,000,000 Raised*    %     $16,000,000 Raised    %
----------------------------------------------------  ------------------  ------  ------------------  ------
(1)     Offering Costs                                $          150,000   1.87%  $          150,000    .94%

(2)     Lease,  with  the  option  to  Purchase,      $          389,300   4.87%  $        4,580,000  28.62%
        an existing  Plant  in  Quilicura,  Chile
        for $4,580,000 (proceeds used for payment
        of rent for the first two years)

(3)     Phased Build-out of Quilicura Plant,          $        5,669,700  70.87%  $        9,090,000  56.81%
        including training of labor and purchase of
        material and certain equipment

(4)     Purchase of Hayes Rapid Change                $          245,000   3.06%  $          245,000   1.53%
        Stud Mill for Quilicura Plant

(5)     Purchase of Hayes Rollformer for Quilicura    $          276,000   3.45%  $          276,000   1.73%
        Plant

(6)     Working Capital                               $        1,270,000  15.88%  $        1,659,000  10.37%
                                                      ------------------          ------------------

                                               Total  $        8,000,000    100%  $       16,000,000    100%

*This number was arbitrarily determined as one-half of the maximum offering amount. The actual amount raised may be less, and in fact, nothing may be raised.

                  _____________________________________________

(1) These costs include legal, accounting, SEC filing, and projected blue sky filing fees.

(2) This amount is for payment on the Quilicura, Chile plant. If less than the full offering amount is raised, we may only pay the first year's interest as required under the contract in the amount of $389,300. If the full amount is raised, we anticipate that we will pay off the entire costs of the plant. This will enable us to avoid interests payments and will permit us to use the plant as security in Chile.

(3) This amount is for the phased built-out of the Quilicura, Chile plant. Depending upon the amount raised the plant will initially be build-out as a 8-mold plant, a 16-mold plant, or a 32-mold plant. We believe that there is demand for all of the housing units that the plant can manufacture and accordingly, if a full 32-mold plant is not built-out initially, we intend to expand the plant to 32-molds as soon as possible. This amount also includes plant design and drawings, sample production runs, initial materials and the training of initial personnel. The $8,000,000 column assumes the construction of a 16-mold plant and the $16,000,000 column assumes the construction of a 32-mold plant.

(4) This equipment is to permit us to provide finish for the housing modules which we build on our plant.

(5)  The  equipment  is  designed  to  deal  with  studs  and  roofing.


(6) This amount is to be used as working capital for United States, Canadian, and Chilean operations.

                  _____________________________________________


                         DETERMINATION OF OFFERING PRICE


     Management has considered the following factors to determine the offering price herein. There is currently no market for our securities. In this regard, the common stock is not yet quoted on the pink sheets, the OTC Bulletin Board, or any other national securities exchange or automated quotation system and therefore does not currently have an average bid or ask price. The offering price of the Units and the exercise price of the warrants was determined by management based upon its own evaluation of our operations and potential. This value has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, since we have no significant operating history and have not generated any earnings to date, the offering price of the Units is not based on past earnings of our common stock. Nor is the offering price of the Units indicative of our assets.

                                 CAPITALIZATION

     The following table set forth the total capitalization of the Company as of June 30, 2001

                                                               June 30, 2001

                                                                   Actual
                                                                ------------
Stockholders' Equity

  Preferred Stock, none authorized                                      N/A

  Common Stock, .001 value,
     authorized 100,000,000 shares;
     issued and outstanding 14,962,796
     shares outstanding as of June 30, 2001,                    $    14,962
  Additional Paid-in Capital                                      1,961,141
  Deficit accumulated during development stage                     (831,561)
  Other comprehensive loss                                            1,063
                                                                ------------
     Total Capitalization                                       $ 1,145,605
                                                                ============

                                    DILUTION(5)


     Prior to selling any Units in this offering, based upon our financial statements, we have 14,952,796 shares of common stock issued and outstanding with a net tangible book value of $1,096,598(6) or $(.073) per share as of the end of our June 30, 2001 quarter.

     Assuming that all 3,200,000 Units are sold in this offering, assuming that all 3,200,000 warrants are exercised, assuming that all 1,000,000 stock options are exercised there will be a total of 22,362,796 shares of common stock issued and outstanding, and assuming that no additional shares will be issued to TWiC Housing Corp. under its price guaranty. Assuming that the Company's financial condition remains the same as it was on June 30, 2001, except that the Company has received proceeds from the sale of this offering, the exercisable warrants, and the exercise of all options, the Company would have a net tangible book value of $41,496,598 or $1.86 per share. Assuming the exercise of all warrants, the shareholders purchasing Units in this offering would own 28.61% of the outstanding shares. The dilution to the stockholders purchasing in this offering would be $4.14 per share or 69.05% per share based upon an average price of $6.00 per share.(7) Thus, each shareholder would be purchasing two shares for $12.00 or $6.00 per share. Based upon the number of units sold, dilution to new shareholders may range from $5.93 to $4.14.


     Net tangible book value per share is obtained by subtracting from the total tangible assets the total liabilities and then dividing the sum by the total number of outstanding shares. Dilution is the difference between the public offering price per share and the net tangible book value per share immediately after the offering.

     The following Chart sets forth dilution.


                                                          3,200,000 Units       3,200,0000 Units
                                            Actual          Sold Herein          Sold Herein No
                                           6/30/01      Warrants Exercised    Warrants Exercised
                                         ------------  --------------------  ---------------------
Public Offering price                    $       6.00  $               6.00  $                5.00

Historical net tangible book value
   per share at June 30, 2001            $      0.073  $              0.073  $               0.073

Increase in net tangible book value
  per share attributable to net          N/A           $               1.78  $                .093

Pro forma net tangible book value
  Per share after offering               N/A           $               1.86  $                1.00

Dilution per share to investors          N/A           $               4.14  $                4.00

----------------------------
     (5) All references to dollars in this section refer to the United States dollars.

     (6) This does not include any value for the TWiC technology and the related patents since these assets do not constitute tangible assets.


     (7) This assumes that each shareholder buys a Unit for $5.00 and exercises the warrant to obtain an additional share for $7.00. Thus, each shareholder would be purchasing two shares for $12.00 or $6.00 per share.

                              SELLING SHAREHOLDERS


     The following table sets forth the number of shares of common stock which may be offered for sale from time to time by the selling shareholders upon the effectiveness of this prospectus. To the extent that we are aware that the selling shareholders own any restricted common stock or any additional unrestricted common stock, it is also set forth below. None of the selling shareholders have held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling shareholders had or have any material relationship with us. To the extent that we are aware, none of the following selling shareholders are broker-dealers or affiliates of a broker-dealer.


                                                                                                            Percentage
                                                                                                            of common
                                                                                                          stock held by
                                                                                                              Share-
                                        Number of                                                          Holders after
                                     shares sought to                                                         offering
                                     be registered in   Additional         Positions       Positions Held     completed
Name                                  this offering     shares held     Held - Company            - CRH    (if 1% or more)(8)
-----------------------------------  ----------------  -------------  -------------------  --------------  ---------------

Name
----
257955 B.C. Ltd.,
    c/o Jake E. Hiebert                         5,000         45,000
257955 B.C. Ltd.                               39,026        351,238                                                    3%
611752 B.C. Ltd(9)                             60,040        540,367                                                    4%
Adina Timber Ltd                               15,010        135,091                                                    1%
Dr. Scott and Sohee Anderson                   30,020        270,183                                                    2%
Carmen Jiron Arvena                           50,000*              0                                                    -
Baedaj, a Trust                                13,509        121,582                                                    1%
Jann L.M. Bailey                                6,003         54,037                                                    -
Jann L.M. Bailey                                3,002         27,018                                                    -
Gary Barber                                       500          4,500                                                    -
Don Belsby                                     84,057        756,513                       Director                     5%
                                                3,002         27,019                                                    -
Arne Belsby                                     4,503         40,527                                                    -
Daniel E. Blake and Penny Blake                   500          4,500                                                    -
Wally Boguski                                100,000*              0                                                    1%
Margaret B. Boucher                            12,008        108,074                                                    1%
Dave Boyce and/or Nominee                      12,008        108,073                                                    1%
Phillip J. Boyle                               12,008        108,073                                                    1%
John Bradshaw                                   6,004         54,036                                                    -
Alana Cassidy                                     300          2,702                                                    -
Florence Chase                                  6,004         54,036                                                    -
Nilda del Carmen                              50,000*              0                                                    -
DeAnda Tangles Inc.
c/o Kim DeAnda                                    500          4,500
Shirley Dorais                                  3,002         27,019                                                    -
Barbara Duggan                                  3,002         27,018                                                    -
James Dumont                                      500          4,500                                                    -
Rod and Sharon Duncan                          12,008        108,073                                                    1%
Rod Duncan (individually)                       3,002         27,019                                                    -
Sharon Duncan (individually)                    3,002         27,019                                                    -

----------------------------
     (8)  This  percentage assumes that  all  1,000,000  stock options have been exercised.

     (9) This corporation is owned by Ian Burroughs and his wife. Ian Burroughs is Director of the company


                                       15

John Patrick Ebert and Alice Ebert                500          4,500                                                    -
Flintstone Concrete Ltd.                       12,008        108,173                                                    1%
John B. Frizzell                               12,008        108,173                                                    1%
Jim Fulton                                        500          4,500                                                    -
Moneca Gabriel                                  1,000          9,000                                                    -
Sharon Gloyn and Rod Andrew                       500          4,500                                                    -
Donna Gruhle                                    1,000          9,000                                                    -
Jim Hamilton and Margo Hamilton                   750          6,750                                                    -
Michael Harcourt                                1,500         13,500                                                    -
Anne Harrison                                     500          4,500                                                    -
Dwayne Hartle                                   3,002         27,019                                                    -
Mary Ann Hoffman                                  500          4,500                                                    -
J. Michael Hoffman                              1,000          9,000                                                    -
David Hughes                                    6,004         54,036                                                    -
Tom Hughes                                        500          4,500                                                    -
Indian Grove Productions                        2,500         22,500
Wayne and Christine Jamieson                   12,008        108,173                                                    1%
Randall James January                           1,801         16,211                                                    -
Clarence T. Jules                                 500          4,500                                                    -
Jan W. Kozina                                     500          4,500                                                    -
John and Debbie Kroczynski                        700          6,300                                                    -
Carol Laeser                                 100,000*              0                                                    -
John Lang                                         800          7,200                                                    -
                                                1,501         13,509                                                    -
Louise Lauriault                                6,004         54,036                                                    -
Bill Ligertwood                                   500          4,500                                                    -
Cyndi R. Lion and Rob Lion                        550          4,950                                                    -
Dylan Lyons                                       204          1,837                                                    -
Robert Llewellyn Lyons                          4,503         40,528                                                    -
Robert Llewellyn Lyons                              -
   and Elaine Nystrom                           1,200         10,808                                                    -
Shirley Magidson                               12,008        108,173                                                    1%
William Malone                               100,000*              0  CEO, Secretary,      President, CEO,              1%
                                                                      Director             Director
Ryan Malone(10)                              100,000*  see below                                                        -
                                              184,132      1,657,197                                                   12%
Maureen F. Malloy                               1,000          9,000                                                    -
Ojay Matias
  and Jessica Schnell                           1,660         14,950
William Mayta                                   1,000          9,000                                                    -
Kyle Stanley McClay                             6,004         54,036                                                    -
Robert F. McLaren                               6,004         54,036                                                    -
Jim McNinch                                     3,002         29,019                                                    -
Rich Michell                                      900          8,106                                                    -
Mark Napier                                     1,500         13,500                                                    -
Lorne Nystrom                                   3,902         35,124                                                    -
Jason Nystrom                                     492          4,431                                                    -
Ann Olesen                                      6,004         54,036                                                    -
Richard Olesen                                  6,004         54,036                                                    -
Peter Purdue                                    6,004         54,036                                                    -
Robin Reeb                                      6,004         54,036                                                    -
Terry Reeb                                      6,004         54,037                                                    -
J.M. Rewbe                                      1,000          9,000                                                    -
Nelson Riis(11)                              100,000*  see below      President, Director  Secretary, Director          -
                                              189,824      1,708,424                                                   13%
Sharon Riis                                     6,004         54,036                                                    -
Karey Michelle Robinson                         1,250         11,250                                                    -
Kimberly Anne Robinson                          1,250         11,250                                                    -
Manual Rodriguez                               12,008        108,173                                                    1%
Dianne Romeike                                    500          4,500                                                    -
Bernie Rothenburger                             3,002         27,018                                                    -
Gerry Scott                                       500          4,500                                                    -
Bernard G. Smith(12)                          184,120      1,657,089  Director                                         12%
Lola Smith                                      3,002         27,018                                                    -
John L. Solomon                                 1,500         13,510                                                    -
Allison Thacyk                                    504          4,539                                                    -
TWiC Housing Corp.,                                                                                                     -
    c/o Harry Gordon                          300,000      1,700,000  Treasurer, Director  Treasurer, Director
                                               10,000         90,000                                                   13%
Larry Vardy                                   50,000*              0                                                    -

-------------------------

     (10) It should be noted that Ryan Malone and William Malone are immediate family members.

     (11) It should be noted that Nelson Riis and Sharon Riis are immediate family members.

     (12) It should be noted that Bernard Smith and Lola Smith are immediate family members.


                                       16

Ray and Terry Villigas                         90,061        810,550                                                    6%
Ian Waddell                                       700          6,300                                                    -
Edward Michael Wilby                           36,024        324,220  Director                                          2%
                                                2,500         22,500
Janice Margaret Wilby                          36,024        324,220                                                    2%
                                                2,500         22,500
Judy Ann Wilton                                   700          6,300                                                    -
Clarence J.W. Wiseman                             500          4,500                                                    -
Susan Woolf                                     1,500         13,500                                                    -
Arlene Wortsman                                   900          8,100                                                    -
Darlene Woywoda                                 1,501         13,509                                                    -
David Zieke                                     2,500         22,500                                                    -

                                        -----------
TOTAL:                                      1,553,560          (not including Options)
                                            2,203,560          (including  Options)


*This represents Outstanding Stock Options, which contain limited piggyback rights for the option holders by which their stock will be free trading once exercised, if in fact, an appropriate registration statement is filed by us.


                              PLAN OF DISTRIBUTION

     This Memorandum does not constitute an offer to sell or a solicitation of an offer to purchase the common stock in any state or jurisdiction or to any person to whom it is unlawful to make an offer or solicitation and does not constitute an offer to sell or solicitation to any member of the general public. This memorandum constitutes an offer only to our authorized recipients.

The  Company.
------------

     We are offering a maximum of 3,200,000 Units at a price of $5.00 per Unit on a best-efforts, self-underwritten basis directly to the public without the assistance of an NASD broker-dealer. However, we intend to seek one or more broker-dealers to serve as selling agents, and if located, we anticipate the payment of commission, to the extent permitted by law, to the broker-dealer. Each Unit consists of one share of common stock and one two-year warrant convertible into one share of common stock at $7.00 per Warrant. Furthermore, there will be no escrow. Therefore, upon acceptance by us, all funds shall be given to us for our use in accordance with our "Use of Proceeds" Chart. The sale of our common stock will continue until the earlier of November ___, 2001, or all of the Units have been sold.

     A portion of the initial capital raised from this offering may be used to pay any remaining unpaid costs of the offering. Funds received in the offering will be immediately available to us for use and will not be placed in an escrow or trust account. There is no minimum number of shares that must be sold in order for us to use any of the proceeds of this offering.

The  Selling  Shareholders.
--------------------------

     In addition, our selling shareholders, any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell shares of our common stock being offered pursuant to this prospectus. We will receive none of the proceeds from these sales, we will pay all expenses incurred by the selling shareholders with respect to the registration of these shares only. We will not be responsible for any brokers fees or commissions or costs associated with any Selling Shareholder's sale of these securities. The selling shareholders are, as follows:

          EFFECTIVE DATE OF REGISTRATION OF SELLING SHAREHOLDER'S STOCK

Name
                                     Day of    3 Months After     6 Months After    8 Months After  9 Months After
                                     Trading  Trading Commences  Trading Commences Trading Commences Trading Commences

Name
----
257955 B.C. Ltd.,
    c/o Jake E. Hiebert                                   1,000              1,500                           2,500
257955 B.C. Ltd.                      23,014                                                                16,012
611752 B.C. Ltd.(13)                  35,407                                                                24,633
Adina Timber Ltd                       8,851                                                                 6,159
Dr. Scott and Sohee Anderson          18,012                                                                12,008
Carmen Jiron Arvena                                                                         50,000
Baedaj, a Trust                        7,966                                                                 5,543
Jann L.M. Bailey                       1,770                                                                 1,232
                                       3,602                                                                 2,401

---------------------------

     (13) This corporation is owned by Ian Burroughs and his wife. Ian Burroughs is Director of the company.


                                       17

Gary Barber                                                 100                150                             250
Don Belsby                            51,340                                                                35,719
Arne Belsby                                               2,655                                              1,848
Daniel E. Blake and Penny Blake                             100                150                             250
Wally Boguski                                                                              100,000
Margaret B. Boucher                    7,081                                                                 4,927
Dave Boyce and/or Nominee              7,081                                                                 4,927
Phillip J. Boyle                       7,081                                                                 4,927
John Bradshaw                          3,540                                                                 2,464
Alana Cassidy                            180                                                                   120
Florence Chase                         3,540                                                                 2,464
Nilda del Carmen                                                                            50,000
DeAnda Tangles Inc.
c/o Kim DeAnda                                              100                150                             250
Shirley Dorais                         1,770                                                                 1,232
Barbara Duggan                         1,770                                                                 1,232
James Dumont                                                100                150                             250
Rod and Sharon Duncan                  7,081                                                                 4,927
Rod Duncan (individually)              1,770                                                                 1,232
Sharon Duncan (individually)           1,770                                                                 1,232
John Patrick Ebert and Alice Ebert                          100                150                             250
Flintstone Concrete Ltd.               7,081                                                                 4,927
John B. Frizzell                       7,081                                                                 4,927
Jim Fulton                                                  100                150                             250
Moneca Gabriel                                              200                300                             500
Sharon Gloyn and Rod Andrew                                 100                150                             250
Donna Gruhle                                                200                300                             500
Jim Hamilton and Margo Hamilton                             150                225                             375
Michael Harcourt                                            300                450                             750
Anne Harrison                                               100                150                             250
Dwayne Hartle                          1,770                                                                 1,232
Mary Ann Hoffman                                            100                150                             250
J. Michael Hoffman                                          200                300                             500
David Hughes                           3,540                                                                 2,464
Tom Hughes                                                  100                150                             250
Indian Grove Productions                                    500                750                           1,250
Wayne and Christine Jamieson           7,081                                                                 4,927
Randall James January                  1,062                                                                   739
Clarence T. Jules                                           100                150                             250
Jan W. Kozina                                               100                150                             250
John and Debbie Kroczynski                                  140                210                             350
Carol Laeser                                                                               100,000
John Lang                                900                160                240                           1,001
Louise Lauriault                       3,540                                                                 2,464
Bill Ligertwood                                             100                150                             250
Cyndi R. Lion and Rob Lion                                  110                165                             275
Dylan Lyons                              122                                                                    82
Robert Llewellyn Lyons                 2,655                                                                 1,848
Robert Llewellyn Lyons
   and Elaine Nystrom                    720                                                                   480
Shirley Magidson                       7,081                                                                 4,927
William Malone                                                                             100,000
Ryan Malone                          108,587                                               100,000          75,545
Maureen F. Malloy                                           200                300                             500
Ojay Matias
  and Jessica Schnell                                       332                498                             830
William Mayta                                               200                300                             500
Kyle Stanley McClay                    3,540                                                                 2,464
Robert F. McLaren                      3,540                                                                 2,464
Jim McNinch                            1,770                                                                 1,232
Rich Michell                             540                                                                   360
Mark Napier                                                 300                450                             750
Lorne Nystrom                          2,341                                                                 1,561
Jason Nystrom                            295                                                                   197
Ann Olesen                             3,540                                                                 2,464
Richard Olesen                         3,540                                                                 2,464
Peter Purdue                           3,540                                                                 2,464
Robin Reeb                             3,540                                                                 2,464
Terry Reeb                             3,540                                                                 2,464
J.M. Rewbe                                                  200                300                             500
Nelson Riis                          111,944                                               100,000          77,880
Sharon Riis                            3,540                                                                 2,464
Karey Michelle Robinson                                     250                375                             625
Kimberly Anne Robinson                                      250                375                             625
Manual Rodriguez                       7,081                                                                 4,927
Dianne Romeike                                              100                150                             250
Bernie Rothenburger                    1,770                                                                 1,232
Gerry Scott                                                 100                150                             250
Bernard G. Smith                     108,580                                                                75,540
Lola Smith                             1,770                                                                 1,232
John L. Solomon                          900                                                                   600
Allison Thacyk                           302                                                                   202
TWiC Housing Corp.,(14)                                 100,000            100,000                         100,000
                                                          2,000              3,000                           5,000
Larry Vardy                                                                                 50,000
Ray and Terry Villigas                54,036                                                                36,024
Ian Waddell                                                 140                210                             350
Edward Michael Wilby                  21,244                500                750                          16,030
Janice Margaret Wilby                 21,244                500                750                          16,030
Judy Ann Wilton                                             140                210                             350
Clarence J.W. Wiseman                                       100                150                             250
Susan Woolf                                                 300                450                             750
Arlene Wortsman                                             180                270                             450
Darlene Woywoda                          900                                                                   601
David Zieke                                                 500                750                           1,250
                    Total            709,538            110,552            115,828         650,000         617,642   2,203,560

     These shares may be sold in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of securities.

     In making sales, brokers or dealers used by the selling shareholders may arrange for other brokers or dealers to participate. The selling shareholders and others through whom these securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

     We have told the selling shareholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have also told the selling shareholders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus. We will not receive any proceeds from the selling shareholder's sales of common stock.

                                   MANAGEMENT

Directors,  Executive  Officers,  and  Key  Employees.
-----------------------------------------------------

     Our  directors  and  principal  executive  officers  are  as  follows:


Name                    Age  Position
----                    ---  --------

Nelson  Riis            59   President  and  Director

Dr. William R. Malone   60   Chief Executive Officer, Secretary, Chairman of the
                             Board of  Directors,  and Director

Harry  Gordon           75   Treasurer  and  Director

Ian  W.  Burroughs      36   Director

     CRH's directors, principal executive officers and key employees are as follows:

Name                    Age  Position
----                    ---  --------

Dr. William R. Malone   60   President, Chief Executive Officer, and Director

Nelson  Riis            59   Secretary  and  Director
------------------------------

     (14) Harry Gordon and his family, thru their ownership of Hamor Investments, Ltd., have a 33 1/3% ownership interest in TWiC Housing Corp. Mr. Gordon is also an officer and a director of the Company. Additional Ron Zeeman and his family through ownership of P Zeeman Enterprises, Inc. have a 33 1/3% ownership in TWiC Housing Corp. See "Certain Related Transactions."

Name                    Age  Position
----                    ---  --------

Bernard  G.  Smith      53   Director

Donald  P.  Belsby      62   Director

Harry  Gordon           75   Treasurer  and  Director

Dr. E. Michael Wilby    47   Director


     RHCL's  directors  and  principal  officers  are,  as  follows:


Name                    Age  Position
----                    ---  --------
Nelson  Riis            59   President  and  Director

Dr. William R. Malone   60   Secretary,  Treasurer  and  Director



     Nelson Riis. Mr. Riis was elected our President and a Member of our Board of Directors in December, 2000. Mr. Riis also currently holds the position of Secretary and Director of CRH as of December 18, 2001. Mr. Riis is also the president and a director of RHCL.


     Mr. Riis is a former Member of Parliament of Canada who had served for over twenty (20) years. He has served on several committees and boards overseeing the regulation and review of Canadian Federal and International Banking Institutions, governmental fiscal and monetary policy. Most recently, he sat on the Industry Committee responsible for small and medium sized business, competition policy and productivity. He has traveled extensively and has established an extensive network of worldwide business contacts. Mr. Riis graduated from the University of British Columbia ("UBC") receiving a Bachelor of Education in 1965. Thereafter, Mr. Riis received his Masters Degree from UBC in Urban Geography in 1970.


     Dr. William R. Malone. Dr. Malone was elected our Secretary and Chief Executive Officer and a Member and Chairman of our Board of Directors in December, 2000. Dr. Malone also currently holds the position of President, Chief Executive Officer and Director of CRH as of December 18, 2001. Dr. Malone also currently holds the position of Secretary, Treasurer, and Director of RHCL. His responsibilities include management of the day-to-day operations of the Company and CRH in accordance with the objectives established by their Boards of Directors.

     Dr. Malone has been involved in the health and real estate industries since 1967. By pursuing acquisitions of underutilized property and engaging in construction systems designed to maximize property use and value, Dr. Malone has obtained experience with the basic economic, legal and financial principles, which affect world real estate markets.


     Dr. Malone has held senior positions in a variety of sectors within the commercial and residential real estate fields including President and CEO of Country Supreme Estates and President of Thoroughbred Properties Inc. Dr. Malone was also President of Zenith Energy, Inc., an oil and gas company that drilled 200 wells in the U.S. and traded on the NASD OTC market.

     Prior to his real estate dealings, Dr. Malone was a prominent licensed Chiropractor, practicing in the Lower Mainland of British Columbia for 22 years. He graduated from Canadian Memorial Chiropractic College in 1967. He received his Real Estate diploma from the Commerce Department at the University of British Columbia in 1991.


     Harry Gordon, P. Eng. Mr. Gordon was elected our Treasurer and Director in December, 2000. Mr. Gordon also currently holds the position of Treasurer and was elected as a Member of Board of Directors of CRH on December 18, 2000. Mr. Gordon is also the current President of TWiC Housing Corporation. As a structural engineer, mechanical engineer, and heating and ventilating designer, Mr. Gordon has worked with Trans-Canada Airlines, C.D. Howe Company, Consolidated Mining and Smelting, and H.A. Simons Ltd.


     Mr. Gordon established H. Gordon Engineering Limited in 1965, supplying services to the forestry industry and the construction industry, primarily in the commercial and residential fields. The largest single contract undertaken by this firm was the design of site, services and structures for a large pulp and paper mill in Nigeria. Other assignments included four ship loader tower designs for installations on the Western Coast of Canadian and United States and on Richards Bay, South Africa.

     Mr. Gordon initiated development of thin-wall-in-concrete housing modules and obtained first patents in the name of Formete Structures Ltd. Since the disbanding of his engineering firm in 1990, he has accepted structural assignments and continues development and engineering on the thin-wall-in-concrete module as president of TWiC Housing Corp., responsible for development and structural engineering.

     Mr.  Gordon  is  also  president  of  Grandview  Holding  Company and Goran
Holdings Ltd. that own and operate apartment properties in Vancouver, British Columbia. Mr. Gordon is a lifetime member of Association of Professional Engineers of British Columbia. He graduated from University of British Columbia in Mechanical Engineering in 1946 and was registered as a structural engineer in British Columbia in 1954.

     Ian W. Burroughs, Esq. Mr. Burroughs was elected a Member of our Board of Directors in December, 2000.

     Mr. Burroughs is a Member of the Law Society of British Columbia and has a practice focused on real estate and real estate development, both locally and internationally. Mr. Burroughs is a barrister and a solicitor. During the past five-years Mr. Burroughs has been self-employed in the practice of law. His law practice is incorporated under the name Ian. W. Burroughs Law Corporation, which is a private Company incorporated under the laws of British Columbia.

     Bernard G. Smith. Mr. Smith was elected a Member of CRH's Board of Directors on December 18, 2000. Mr. Smith's past as the Transportation Coordinator for Artificial Island Construction with Imperial Oil Ltd. in the Beaufort Sea, NWT, included duties that oversaw all flight planning and expediting schedules as well as management of daily, weekly and monthly operating costs. In 1976, he became Operations Manager for Dreco Ltd. in Leduc, Alberta where he coordinated the work schedules, supervised the purchasing department and shipping/receiving department. During the period from 1981 through 1988, Mr. Smith was Woodlands Superintendent for Buffalo Head Forest Products in Stewart, BC, a company that exported round logs to Japan, China and Korea. At Buffalo Head Forest Products he was in charge of hiring all contractors and oversaw the development of roads and landings. His tasks included quality control over harvesting and organizing load-out hauling of the wood. In pursuit of greater challenges, Mr. Smith became a bison broker and consultant in 1988. His duties as a bison broker entail evaluating and purchasing bison for resale as well as handling and shipping. He has assisted buffalo ranchers with set-up and daily maintenance programs. He is innovative and business-minded with strong awareness of business markets and trends. He is knowledgeable in the area of production and maintenance and is excellent with problem solving and prioritizing goals.

     Donald P. Belsby. Mr. Belsby was elected a Member of CRH's Board of Directors on December 18, 2000. For the past eight years, Mr. Belsby has held the position of President of Belsby Farms, along with being the Chairman of the Board of Belsby Farms. The farm activities include over 11,000 acres of wheat, barley, peas and oat farming. The other acreage is used for cattle, bison, lumbering and developing small parcels for sale. He is also the Chairman of Canyon Crest Hunting Club, Inc., a hunting ranch that entertains over 250 hunters a year.

     Dr. E. Michael Wilby. Dr. Wilby was elected a Member of CRH's Board of Directors on December 18, 2000. Dr. Wilby has been providing specialty dental and periodontal services for 22 years in Richmond, B.C. He has been associated with a variety of businesses over the last 20 years. Mr. Wilby is the sole shareholder of Dr. E. Michael Wilby, Inc. which is a private company incorporated for the purpose of providing speciality services in periodontics and implant dentistry. Mr. Wilby currently holds the position as President and sits on the Board of Directors. Mr. Wilby is also the majority shareholder and sits on the Board of Directors of ALDA Pharmaceuticals Ltd. ("ALDA"), also a private company. ALDA has been in existence for the past six years for the purpose of distributing dental supplies and some related medical supplies for the dental industry. Mr. Wilby was educated at McGill University in Montreal where he received his Doctorate in Dentistry in 1974. In 1978, he graduated from University of Oregon in Portland, Oregon specializing in Periodontology.

Executive  Compensation*
-----------------------

                     Cash Compensation Table For Management

Name and Position          Annual Compensation  Long-term Compensation
-------------------------  -------------------  ----------------------

Dr.  William R.  Malone    $           60,000  100,000 options for shares of Common
Chairman, CEO and                              Stock at $2.00 per share exercisable
Secretary of Company, CEO                      eight months after our common stock
and Secretary of CRH,                          is trading on the NASD OTC  Bulletin
Secretary and Treasurer                        Board.  The underlying shares are
of RHCL                                        being registered in this offering.


                                       20

Nelson Riis                $           60,000  100,000 options for shares of Common
President of Company,                          Stock at $2.00 per share exercisable
Secretary of CRH and                           eight months after our common stock
President of RHCL.                             is trading on the NASD OTC  Bulletin
                                               Board.  The underlying shares are
                                               being registered in this offering.

Ian Burroughs                                  100,000 options for shares of Common
Director of Company                            Stock at $2.00 per share exercisable
                                               eight months after our common stock
                                               is trading on the NASD OTC  Bulletin
                                               Board.

Harry Gordon                                   50,000 options for shares of Common
Treasurer and Director of                      Stock at $2.00 per share exercisable
Company and CRH                                eight months after our common stock
                                               is trading on the NASD OTC  Bulletin
                                               Board.

     * No other officers or directors of the Company or of its subsidiaries are being compensated for providing services as officers or directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information regarding the beneficial ownership of our common stock as of May, 2001, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, each of the directors and named executive officers of CRH, each of the directors and executive officers of RHCL, and our subsidiary CRH's directors and named executive officers and all directors and executive officers of our company as a group.

     (a)   Security  Ownership  of  Certain  Beneficial  Owners.
           ----------------------------------------------------

                                                      Amount and Nature of   Percentage of
Title of Class  Name and Address of Beneficial Owner  Beneficial Ownership      Class*
--------------  ------------------------------------  --------------------  --------------
Common          TWiC Housing Corp.**                            2,100,000             13%
                #309-7600 Moffatt, Richmond,
                B.C.
                Canada, V6Y 3Y1

Common          Ray and Terry Villigas                            900,611              6%
                7601 Pecos Drive, Sloughouse,
                California
                U.S.A., 95683

Common          Ryan Malone                                     1,841,329             12%
                201-2182 W. 2nd Ave., Vancouver,          100,000 options
                B.C.
                Canada, V6K 1H6

* This percentage assumes 1,000,000 stock options have been exercised ** Harry Gordon and his family, through their ownership in Hamor Investments Ltd., have a 33 1/3% ownership interest in TWiC Housing Corp. Thus Mr. Gordon and his family own an approximate 33 1/3% interest in the 2,100,000 shares of CRHI's Common Stock.


     (b)   Security  Ownership  by  Management  of  the  Company, CRH and RHCL.
           -------------------------------------------------------------------


                                                       Amount and Nature of    Percent of
Title of Class  Name and Address of Beneficial Owner   Beneficial Ownership  Class if more
--------------  -------------------------------------  --------------------     than 1%*
                                                                                    ----
Common          William Malone                              100,000 options

Common          Nelson Riis,                                      1,898,248          13%**
                #11-1555 Summit Drive, Kamloops, B.C.       100,000 options
                Canada, V2E 1E9

                                                       Amount and Nature of    Percent of
Title of Class  Name and Address of Beneficial Owner   Beneficial Ownership  Class if more
--------------  -------------------------------------  --------------------    than 1%*
                                                                                    ----

Common          Harry Gordon (15)                            50,000 options
                #309-7600 Moffatt, Richmond, B.C.
                Canada, V6Y 3Y1

Common          Ian W. Burroughs                                    600,407              4%
                5811 Cooney Road, Richmond, B.C.            100,000 options
                Canada, V6X 3M1

Common          Bernard G. Smith                                  1,841,216             12%
                Box 45, Caslan, Alberta
                Canada, T0A 0R0

Common          Donald P. Belsby                                    870,591           5%***
                2902 Belsby Road, Cheney, Washington
                U.S.A., 99004

Common          E. Michael Wilby                                    385,244          2%****
                3921 W. 13th Ave., Vancouver, B.C.
                Canada, V6R 2T1

Common          Directors  And  Executive Officers As A Group     5,980,950 (Not
                                                                 Including Options)     36%

*     This  percentage  assumes all 1,000,000 stock options have been exercised.
** Mr. Riis' wife also owns an additional 60,040 shares of the Company's common stock.
*** Mr. Belby's immediate family member Arne Belsby owns an additional 4,503 shares of the Company's Common Stock.
**** Mr. Wilby's wife also owns an additional 385,244 shares of the Company's common stock amounting to 2% of the Company.


     (c)     Changes  in  Control.
             --------------------

     We are not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Section 229.403(c) of Regulation S-K.

_____________________

     (15) Harry Gordon is a 33.1/3% owner of TWiC Housing Corp which owns 2,100,000 shares of common stock.

                          CERTAIN RELATED TRANSACTIONS


     On February 17, 2000, CRH entered into an exclusive licensing agreement and option to purchase with TWiC Housing Corporation which granted CRH the exclusive right to use the TWiC technology to manufacture the thin-wall, prefabricated concrete modular units used by the Company for the erection of buildings. In early 2001, CRH purchased the technology outright from TWiC Housing Corporation for 2,000,000 shares of the Company stock. Mr. Harry Gordon, Treasurer and Director of the company and CRH, is a 33 1/3% owner of TWiC Housing Corp.

     In addition, it is anticipated that Mr. Gordon will provide engineering services to the Company in connection with the build-out and operation of the Chile Quilicura plant. Mr. Gordon will be paid $150.00 Canadian for a maximum of 1,000 hours and a minimum of 30 hours per month. Mr. Gordon will commence providing services in September 2001 for a period of one year, to be renewed annually by mutual consent.

     Furthermore, Ron Zeeman, a minority owner of TWiC Housing through his ownership in P. Zeeman Enterprises, Inc., also owns 50& of Zeeman Iron Works. Zeeman Iron Works has been awarded an agreement to manufacturer the molds for the Quilicura plant. Zeeman Iron Works will be paid a mold steel fabrication costs of $2.00 per pound and the mechanical and electrical work at costs plus thirty percent. If conditions require that the molds be fabricated outside of Canada, an additional fee of $10,000 Canadian will be charged per mold. Also, Mr. Zeeman and his staff will be paid for travel and time on assembly of molds and training at the Quilicura plant. Mr. Zeeman will be paid at the rate of $60.00 Canadian per hour and his staff will be paid at the rate of $40.00 Canadian per hour. There is no restrictions on the maximum amount of staff members that Mr. Zeeman may use. In addition, Mr. Zeeman received an option to purchase 50,000 shares of our common stock at $2.00 per share. Mr. Zeeman's term of engagement shall commence September 1, 2001 for a period of three years, Mr. Zeeman's engagement may be renewed annually thereafter by mutual consent.

     The Employees' rates of compensation were determined by evaluating comparable jobs in both the industry and in the particular market as well as the background of the individual hired. Specifically, it was determined that $150.00 per hour was reasonable for H. Gordon, a senior engineer and primary developer of the TWiC technology, and $60.00 per hour is reasonable for R. Zeeman, a specialist in the assembly and functioning of production equipment used in the manufacture of TWiC modular units

                            DESCRIPTION OF SECURITIES

Common  Stock.
-------------

     We are authorized to issue 100,000,000 shares of common stock, $.001 par value, with each share of common stock having equal rights, including voting privileges. As of May 2001 we had 15,962,796 shares of common stock issued and outstanding.(16) The holders of our common stock are entitled to one vote for each share of record and each fractional share shall be entitled to a corresponding fractional vote, on all matters to be voted on by shareholders.
There  is  no  cumulative  voting.

     The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. However, the declaration of cash dividends is at the sole discretion of our Board of Directors. Also, in the event of liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of any liabilities of our company and after provision has been made for each class of stock, if any, having preference in relation to our common stock.

     Holders of the shares of our common stock have no preemptive rights. All of the outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

     There are approximately 2,000 shareholders of our common stock as of May 31, 2001.

Preferred  Stock.
-----------------

     We  have  no  preferred  stock  authorized.

Warrants.
--------

     There  are  currently  no  outstanding  warrants.


Units.


_______________________

     (16) This assumes that all 1,000,000 stock options have been exercised. In the event that none of the options are exercised, there would only be 14,962,796 shares of our common stock issued and outstanding.

     Each Unit being sold herein consists of one share of common stock and one Warrant.

     The shares of common stock contained in the Units being sold in this offering have the same rights and privileges as the common stock described above.

     Each Warrant contained in each Unit sold in this offering is a two year Warrant, exercisable into one share of common stock at $7.00 per share. The common stock underlying the Warrants is being registered in this offering and upon exercise of the warrants, that common stock will have the same rights and privileges as the common stock described above. Assuming all Units are sold, there will be 3,200,000 warrants outstanding at the conclusion of this offering. There are no provisions for changes to, or adjustments of the exercise price of the Warrants. The Warrants have no dividend, voting, preemptive, liquidation or redemption rights. There are no sinking fund provisions. For a more complete description of the Warrant, please see the sample warrant which is attached to this prospectus.

     The $5.00 Unit Price is allocated $4.50 U.S. to the share of common stock and the $.50 U.S. to the Warrant.

     The Company's securities are not currently listed on any exchange, the NASD OTC Bulletin Board, or any other NASD system. The Company intends to list its common stock on the NASD Bulletin Board after the completion of this Offering. However, there is no current intention to list the Units or Warrants.


Stock  Options.
---------------

     The following CRH employees, Directors and/or consultants have stock options in our common stock as follows:

Employee                 Number of Options
--------                 -----------------

Wally Boguski               100,000*

Carol Laeser                100,000*

Ryan Malone                 100,000*

Bill Malone                 100,000*

Nelson Riis                 100,000*

Larry Vardy                  50,000*

Carmen Jiron Arvena          50,000*

Nilda del Carmen             50,000*

Harry Gordon                50,000**

Ron Zeeman                  50,000**

Ian Burroughs              100,000**

Artemisa Jones              50,000**

Anna Lyn Malgapo            50,000**

Juan Luis Bustos Campos     50,000**

___________________________________________________

*The common stock underlying these options is being registered in this offering. However, the options themselves are not being registered.


**The common stock underlying these options is not being registered in this offering.. These options do not contain any registration rights.
___________________________________________________

     The options are exercisable eight (8) months from the date that the our common stock commences trading on the NASD OTC Bulletin Board. The exercise price is $2.00 per share. With the exception of the options for which the underlying stock is being registered in this offering, the options contain limited piggyback rights for its option holders which would permit the stock issued on exercise of the options to be free trading if, in fact, an appropriate registration statement is filed by us. There are no other outstanding options or warrants.


Dividend  Policy.
----------------

     Any payment of dividends will be at the sole and absolute discretion of our Board of Directors and will depend upon earnings, financial condition, capital requirements, amount of indebtedness, contractual restrictions with respect to payment of dividends, and other factors. Any dividends may be paid in cash, property or shares of our common stock. We have not paid any dividends since our formation, and it is not probable that any dividends on our $.001 par value common stock will be declared at any time in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, the operating and financial condition of the company, our capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Transfer  Agent.
---------------

     We anticipate that we will employ Signature Stock Transfer, Inc., as are stock transfer agent and registrar for our common stock after the completion of the offering. We have currently no transfer agent. The address and telephone number of Signature Stock Transfer, Inc. is 14675 Midway Road, Suite 221, Addison, Texas 75001 and (972) 788-4193.

                     COMMON STOCK ELIGIBLE FOR FUTURE SALE.


     Upon the completion of this Offering 3,200,000 shares of common stock contained in the Units being sold by us in this offering will be freely tradeable without any restriction on resale. Although the warrants themselves will not be free trading, upon exercise, the common stock underlying the warrants will be free trading, without restriction.


     In addition, upon completion of this offering, 2,203,560 shares of our common stock being sold by the Selling Shareholders will be eligible for sale in the public market as follows:

     1. 709,538 shares of the common stock will be freely tradeable without restriction or further registration under the Securities Act on the day that we commence publicly trading;

     2. An additional 110,552 shares of the common stock will be freely tradeable without restriction within three months from the date we commence publicly trading;

     3. An additional 115,828 shares will be freely tradeable without restriction within six months from the date we commence publicly trading;

     4. An additional, 650,000 shares will be freely tradeable without restriction within eight months from the date we commence publicly trading (17); and

     5. An additional 617,642 shares will be freely tradeable without restriction within nine months from the date we commence publicly trading.


     Furthermore, on January 15, 1996, Lenz Products Inc. (now Canadian Rockport Homes International, Inc.) issued 11,351,866 of our common stock directly to LHC shareholders on a pro-rata basis in exchange for shares of stock in closely held corporations. The exchange was accomplished under Rule 504 of Regulation "D" which permitted the issuance of 11,351,866 without restriction on transfer or resale. Furthermore, the stock of Lenz Products, Inc. was distributed to all shareholders of LHC on a pro rata basis. Pursuant to a 10 for 1 reverse stock split in February 2001, 1,135,186 shares of common stock from that disbursement remains issued, outstanding, and free trading.

     The remaining 13,404,236 shares of our common stock currently outstanding are restricted securities, and will become eligible for public sale at various times, providing that the requirements of Rule144 are complied with. In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to
____________________

     (17) This stock is stock underlying options issued to eight CRH employees. Thus, the stock will be free trading upon exercise of the options. If the options are not exercised, the stock will not be available for sale in the public market.

one percent of our then outstanding common stock. However, we must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell these shares without volume limitation or the need for our reports to be current.


     We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of our shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could negatively affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Article VI of our Bylaws include provisions eliminating the personal liability of our directors and officers to us and to our shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, our Bylaws provide that the directors and officers may have no personal liability unless finally adjudicated to be liable for negligence or misconduct in the performance of duty. It is the opinion of the Securities and Exchange Commission that corporate officers and directors may not be indemnified for liabilities arising from securities law violations. We have been informed of the position of the Securities and Exchange Commission that any indemnification for violation of securities laws is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes to financial statements, included elsewhere in this prospectus.

     Company  overview.
     -----------------


     We were organized in 1996. Our subsidiary, CRH, was organized in the province of British Columbia, Canada in March, 1997 and our subsidiary, RHCL, was organized in Santiago, Chile in January, 2001. We are a "Development Stage Company" and we intend, through our exploitation of our patented TWiC technology, to produce low cost residential and commercial buildings worldwide. We have selected Chile as our initial market for the ultimate development of a 32-mold plant to manufacture our low cost housing units for a number of reasons. Among our reasons for selecting Chile, are the following: (1) the close diplomatic relationship enjoyed by Canada and Chile, (2) the highly favorable monetary exchange rate, (3) the general Chilean presumption of the high quality standards of Canadian products, (4) the considerable tax advantages granted to Canadian companies under the Canada-Chile Free Trade Agreement and the Canada-Chile Tax Agreement; (5) the growing Chilean demand for low cost housing;
(6) the stability of the Chilean government; (7) the relative strength of Chile's economy; and (8) the need for alternate home construction technology in Chile and Chile's apparent receptiveness to same.

     Plan  of  operations.
     --------------------

     We intend to manufacture and market low cost modular housing in Chile. In order to pursue this goal, we recently entered into a lease agreement with an option to purchase, a manufacturing facility located in Quilicura, Chile. Under the terms of the lease agreement, lease payments of $389,300 per year are required for the first two years. The facility may be purchased for $4,580,000. If the facility is purchased before the end of the second year, lease payments cease upon the purchase.

     Although there is an existing facility at the Quilicura plant, the facility must be refurbished and built out to permit the factory to manufacture TWiC concrete module units. We have contracted with TWiC Housing Corp to assist in the refurbishment and building out of the Quilicura factory. We have also contracted with Zeeman Iron Works for the production of the necessary molds and their installation at the Quilicura plant. We have also contracted with Zeeman Iron Works to train our Chilean staff in the use of the molds and the other equipment being installed.

     Ultimately, we intend to build a 32-mold plant at the Quilicura facility. However, the build-out will be phased and we will start operation after the initial 8 molds are installed. If less than the full amount is raised in this offering, we may initially build an 8 or 16 mold facility at the Quilicura plant and expand the facility to 32 molds. We also plan to build additional facilities in Chile.

     Our plan of operation during the next twelve months is to refurbish the Quilicura plant and build out the manufacturing facility as a thirty-two 32-mold facility, in order that it may be used to manufacture our modular units. We currently have limited cash with which to satisfy any future cash requirements. Additionally, our minimum operating expenses for the Canadian, U.S. and Chilean operations combined are approximately $78,582.00 per month, or $942,984 to satisfy our cash requirements for the next 12 months, not including the above-referenced cost for the construction of the plant. In order to raise money we have recently engaged in a private placement of our common stock wherein $1,055,220.00 was raised. However, in order to raise the minimum amount of capital required for the next twelve month period, we are dependent upon this offering. We also plan to satisfy our cash requirements by subsequent offerings of our stock as well as obtaining down-payments from potential purchasers for the manufacture of these homes. However, we have no material current commitments and there can be no assurance that we will be successful in raising the capital we require.

     We believe that once our Quilicura plant is completed, it will serve as a showcase and a model for the other plants contemplated by us. We believe that a minimum of five (5) plants in Chile will be necessary to meet Chile's housing needs and that the construction of the necessary plants should take from one to two years.

     After we have established our operations and profitability in Chile, we intend to expedite our expansion by offering master licenses to pre-qualified licensees in our target markets as mentioned herein. In addition, we intend to build an additional 33 plants in our target countries. It is also anticipated that each of our plants will ultimately be a 32-mold plant, although some of the plants may commence operation as 8 or 16 mold plants. With respect to our licensed facilities, we intend to charge a royalty to our master license holders based upon the number of units manufactured. Each licensee will be responsible for constructing an appropriate manufacturing facility and for marketing TWiC modular housing in its licensed area. We intend to maintain a close watch over these licensees in order to be certain that they properly oversee the day-to-day operation of the business and that they do nothing to injure our reputation or damage the image of TWiC technology.

     Currently, we have seventeen employees, and we anticipate needing to recruit, train and manage local staff and other personnel in each third-world country into which we expand. Therefore, our number of employees is expected to increase to approximately 200 employees within the next twelve months.

     Results  of  Operations  for  years  ended  December  31,  1999  and  2000.
     --------------------------------------------------------------------------

     As noted above, we are in the business of manufacturing and marketing modular concrete housing units with our initial operations to be commenced in Chile. However, to date, we have not commenced the manufacture and marketing of these housing units. Therefore, to date, we have no sales, no costs of sales, and no revenue. Thus, there are no results of operations to be reported over the past two years.

     Operating  Expenses.
     -------------------

     Administrative and general costs were $13,069 in 1999 and $252,628 in 2000. There were no other types of costs incurred by us. During this period the main expenses were organizational costs for the business, salaries, legal fees, and accounting fees.

     Liquidity  and  Capital  Resources.
     ----------------------------------

     During 1999 and 2000, we commenced our organization for the purposes of carrying out our plan of operations. It is our belief that if we are able to successfully implement our plan of operations, we will become profitable.
However,  there  is  no  assurance  that  we  will  be  profitable.

     Cash and cash equivalents at December 31, 1999 were $59.00. During 1999 we received $25,200 from the sale of our securities. No other funds were received by the Company. All of these funds were used in organizing the Company, office expenses, and employee salaries.

     Cash and cash equivalents at December 31, 2000 were $524,039. During 2000 we received $875,000 from the sale of our securities. Of the funds received, $68,762 was used to purchase equipment and $252,628 was used in operational activities such as our organization, preparation to commence our plan of operations, salaries, travel, legal fees, and accounting fees.



Results of Operations for the Six Months Ended June 30, 2001 Compared With Six Months Ended June 30, 2000

During the six month period ended June 30, 2001, we were still in the construction phase of our plant in Chile and have not commenced operations. During this six-month period, administrative and general costs were $473,991 as compared to $124,593 which we incurred during the same period last year. The increase in overhead for the current six months as compared to the same period last year relate to the Company's increased operations in Chile. Salaries for the six-month period ended June 30, 2001 amounted to $155,064 as compared to $22,521 during the same period last year. Consulting fees during the six-months ended June 30, 2001 amounted to $30,075 as compared to $41,745 for the same period last year. Rent expense for the six-months ended June 30, 2001 amounted to $128,992 as compared to $4,400 for the six-month period ended June 30, 2000. Advertising and promotion for the six months period ended June 30, 2001 amounted to $15,185 as compared to $23,694 for the same period last year. Travel expenses totaled $47,689 during the six months ended June 30, 2001 as compared to $3,182 for the prior year's same six month period. Legal and accounting fees charged to operations for the six months ended June 30, 2001 amounted to $7,003 as compared to $8,930 for the period last year. Depreciation expense for the six-months ended June 30, 2001 amounted to $10,873 as compared to $2,873 in last year's same six month period. Telephone expense for the six months ended June 30, 2001 amounted to $5,453 as compared to $1,734 for the same period last year.

Of the $473,991 expenses incurred during the six-month period ended June 30, 2001, approximately $209,182 was incurred in our Chilean operations.




Liquidity and Capital Resources for the Six-Months Ended June 30, 2001 as Compared to Six-Months Ended June 30, 2000
--------------------------------------------------------------------------------

During the six-month period ended June 30, 2001, we received net proceeds of $897,582, of which $858,629 was received through the sale of our common stock and $38,953 was received from our President, Dr. Malone. Of the amount received, $527,833 was used in our operations, $325,168 was used in the construction of molds and acquisition of other property located in Chile, $42,449 was used in the acquisition of equipment and other property for our Canadian offices, $86,898 was used in legal and accounting fees incurred in the preparation of our offering documents, and $44,667 was repaid to our President. The balance of our cash as of June 30, 2001 was $397,026.

During the six-month period ended June 30, 2000, we received net proceeds of $254,778, of which $230,169 was received through the sale of our common stock and $24,609 was received from our President, Dr. Malone. Of the amount received, $107,547 was used in our operations, $53,440 was used in the acquisition of equipment and other property for our Canadian offices, $25,000 was used in in repurchase of our stock from certain investors, and $32,910 was repaid to our President. The balance of our cash as of June 30, 2000 was $35,828.



Sources  of  Liquidity
----------------------

We have not yet commenced our operations in connection with the manufacture and construction of modular concrete housing units in Chile. We have been involved in preparing for the commencement of operations and the raising of funds for the commencement of operations. Management currently believes it will have two distinct sources of funds during the next twelve months. First, we are raising money in this offering. In addition, after conclusion of this offering, we intend to engage in further offerings to the extent necessary to expand our operations within, and outside of, Chile. We believe that the proceeds from this offering should provide adequate capital to commence our Chilean operations. However, the scope of our initial Chilean operations will depend upon the amount of capital raised in this offering. If the full amount is raised, our Chilean plant will be built-out as a 32-mold facility. If less is raised, the initial build-out will be as an 8 or 16-mold facility. There can be no assurance as to the amount that will be raised in this offering. Second, during the next twelve months, we believe that we will be able to commence operations in our Chilean facility. We will initially commence operations on an 8-mold basis. While we are operating with the initial 8 molds, we will expand the facility to 16 molds and thereafter, to 32 molds. As we are expanding our facility, the number of molds which we will be using to operate will also increase. Based upon our market research and contacts with Chilean government and industry, we believe that we will be able to sell our modular units as quickly as we can manufacture them. Generally, a small house is made from two modular units. Thus, an 8-mold facility can manufacture four houses per day, a 16-mold facility can manufacture 8 houses a day, and a 32-mold facility can manufacture 16 houses per day. If the homes are pre-sold, the modular units can be delivered to the site within 48 hours of manufacture and our portion of the "construction" of the modular homes can be accomplished on the date of delivery. Assuming that we can successfully obtain guarantees from Canada through Canadian Commercial Corporation, we should receive payment for each home delivered within 30 days. Thus, once we commence operating our Chilean facility, we believe that we should be able to generate substantial revenue promptly. However, as of this point, we do not have any contractual commitments for the manufacture of homes from any Purchaser. We do not anticipate obtaining any written contracts until the initial plant begins its operations. We believe we will be able to negotiate more favorable contract terms after the initial plant starts operating. Furthermore, although our business is not seasonal, in certain third world countries climate conditions may make the construction of the homes impossible during certain seasons. We believe that this offering should generate sufficient capital to unable us to commence our Chilean operations. Thus, this offering should provide sufficient short term liquidity to satisfy our current financial needs. In addition, management believes that once we commence Chilean operations, the revenue from this operation should satisfy our immediate capital needs and assure long term liquidity. However, we believe that we will need to raise additional capital in order to expand our operations within, and outside of, Chile. 27



     Sources  of  Liquidity.
     ----------------------

     We have not yet commenced our operations in connection with the manufacture and construction of modular concrete housing units in Chile. We have been involved in preparing for the commencement of operations and the raising of funds for the commencement of operations. Management currently believes it will have two distinct sources of funds during the next twelve months.

     First, we are raising money in this offering. In addition, after conclusion of this offering, we intend to engage in further offerings to the extent necessary to expand our operations within, and outside of, Chile. We believe that the proceeds from this offering should provide adequate capital to commence our Chilean operations. However, the scope of our initial Chilean operations will depend upon the amount of capital raised in this offering. If the full amount is raised, our Chilean plant will be built-out as a 32-mold facility. If less is raised, the initial build-out will be as an 8 or 16-mold facility. There can be no assurance as to the amount that will be raised in this offering.

     Second, during the next twelve months, we believe that we will be able to commence operations in our Chilean facility. We will initially commence operations on an 8-mold basis. While we are operating with the initial 8 molds, we will expand the facility to 16 molds and thereafter, to 32 molds. As we are expanding our facility, the number of molds which we will be using to operate will also increase. Based upon our market research and contacts with Chilean government and industry, we believe that we will be able to sell our modular units as quickly as we can manufacture them. Generally, a small house is made from two modular units. Thus, an 8-mold facility can manufacture four houses per day, a 16-mold facility can manufacture 8 houses a day, and a 32-mold facility can manufacture 16 houses per day. If the homes are pre-sold, the modular units can be delivered to the site within 48 hours of manufacture and our portion of the "construction" of the modular homes can be accomplished on the date of delivery.

     Assuming that we can successfully obtain guarantees from Canada through Canadian Commercial Corporation, we should receive payment for each home delivered within 30 days. Thus, once we commence operating our Chilean facility, we believe that we should be able to generate substantial revenue promptly.

     However, as of this point, we do not have any contractual commitments for the manufacture of homes from any Purchaser. We do not anticipate obtaining any written contracts until the initial plant begins its operations. We believe we will be able to negotiate more favorable contract terms after the initial plant starts operating. Furthermore, although our business is not seasonal, in certain third world countries climate conditions may make the construction of the homes impossible during certain seasons.

     We believe that this offering should generate sufficient capital to unable us to commence our Chilean operations. Thus, this offering should provide sufficient short term liquidity to satisfy our current financial needs. In addition, management believes that once we commence Chilean operations, the revenue from this operation should satisfy our immediate capital needs and assure long term liquidity. However, we believe that we will need to raise additional capital in order to expand our operations within, and outside of, Chile.

                                  THE COMPANY

     Organization  Within  Last  Five  Years.
     ---------------------------------------

     On January 10, 1996, we were incorporated under the laws of the State of Delaware under the name Lenz Products, Inc. In early 2001, we changed our name to Canadian Rockport Homes International, Inc. Our main office is located at 700 West Pender Street, Suite 507, Vancouver, B.C. Canada, V6C 1G8. We also have a registered office in Delaware and an office in Chile which is located at Don Carlos 2948, Suite 101, Las Condes, Santiago Chile and Americo Vespucio Ave. 501A, Quilicura, Santiago Chili. Our main telephone number is (604) 669-1081.

     In February, 2001, we acquired 100% of the issued and outstanding stock of CRH from approximately 57 shareholders in exchange for 11,300,000 shares of our restricted common stock. For accounting purposes, the acquisition of CRH is viewed as a reverse acquisition of us by CRH. This reverse acquisition was made in order to acquire the patented TWiC to which CRH held the exclusive rights.
In addition, we issued 527,610 shares of our restricted common stock in a private placement commenced in February, 2001 under Rule 505 of Regulation D.

     We  currently  have  two  subsidiaries,  which  are  CRH  and  RHCL.

     CRH is a corporation formed under the laws of British Columbia, Canada. CRH is wholly owned by us and holds title to the TWiC technology used in the manufacture and construction of our modular buildings. Initially, in February, 2000, CRH acquired an exclusive license to use, and an option to purchase, the TWiC technology from TWiC Housing Corp. In February, 2001, CRH acquired the
TWiC technology outright from TWiC Housing Corp. for 2,000,000 shares of our common stock. We currently intend CRH to be our chief operating subsidiary. CRH acquired these rights subject to a pre-existing license granted by TWiC Housing Corp. to Lombard Developments, Inc. whereby Lombard Developments has the exclusive right to use the technology in the Province of Alberta. This license was granted on September 5, 2000 and expires on September 5, 2001, at which time the license will be reviewed by the Company to see if renewal will be granted. At this juncture, the Company does not intend to renew this license. Additionally, pursuant to the Asset Purchase Agreement between TWiC Housing Corp and CRH, CRH has agreed to reasonably cooperate with Lombard Developments "to develop the use of the TWiC technology in Jamaica. However, Lombard Developments is required to enter into a reasonable contract to protect the trade secret and confidential nature of the technology and to reimburse CRH for its efforts on behalf of Lombard Developments, Inc." To date, no such arrangement has been made or discussed.

     Additionally, we own 1% of RHCL and the remainder is owned by CRH. The subsidiaries were formed to enable us to carry out our plan of operations in Chile. We intend that RHCL will own all of our assets in Chile and we intend to form an additional Chilean subsidiary to operate our business using these assets. This plan of operation for Chile includes the build-out of our manufacturing facility in Quilicura, the manufacturer of concrete modular units, and the construction of buildings in Chile using these units.

     We have recently leased, with an option to purchase, a manufacturing facility in Quilicura, Chile and we intend to refurbish and build-out the facility for the manufacture units of modular concrete units. The facility is located at Americo Vespucio Street, 501A, Quilicura, Chile. The facilities' purchase price is $4,580,000. For the initial two years, our lease payments will amount to interest only at the rate of $389,300 per year. After the first two years, we must pay off the purchase price in order to own the facility.

     Including CRH, we currently have seventeen employees. Each of these employees has an employment agreement providing them with stock options. Except for the salary amount and the number of options, the employment agreements are virtually identical. Each agreement is for one year subject to thirty days notice of termination by the employee or ninety day notice of termination by us. We may also terminate for cause without notice. The twelve agreements contain an aggregate of 850,000 options at an exercise price of U.S. $2.00 per share. We have also granted an additional 150,000 stock options to Directors and Consultants to the Company. Each option contains a "lock up" provision which provides that no option will be exercised until eight months after we commence public trading.

     Description  of  Business.
     -------------------------

     We are in the business of the manufacturer and construction of low cost concrete modular housing in developing nations and third-world countries. Our business is based upon our exclusive ownership of the TWiC technology which has been developed in Canada over the past thirty years by TWiC Housing Corp. We are a "Developmental Stage Corporation" and have not yet commenced operations. We are in the process of building out a manufacturing facility in Quilicura, Chile where we will commence our initial operations.

     Our business plan is dependent upon the successful use of the TWiC technology to build low cost housing in various developing and third-world countries. This TWiC technology meets Canadian and U.S. construction standards, using an inexpensive, rapid, and consistent method of construction and application. Although our initial product offering will focus on lower income housing, the construction technology is also applicable to middle-income and high-end housing, as well as single homes, duplexes, row houses, multi-story buildings, hotels, schools and warehouses.

     As noted above, CRH acquired the TWiC technology in early 2001. Under the terms of the reverse acquisition, CRH acquired all of TWiC's assets including all designs, procedures, systems, patents, copyrights and trade marks relating to the thin-wall concrete building process in exchange for 2,000,000 shares of our common stock. The patented technology uses a thin-wall concrete construction system. The concrete modules are made into high-precision shells with concrete, rebar and support beams. The modules are created in less than a day, "cured" and are ready for use in 48 hours. The modules are then finished at the plant. After completion, the modules are transported to, and placed on the foundation at the site. The technology is different from most panelized modular housing technology in that the concrete is shot over the mold at the manufacturing facility and there is no concrete shot at the site.

     The TWiC technology bears the United States Patent No. 5,997,792 and was filed on December 7, 1999. At present, the patent is effective and there are no pending challenges. However, United States patents are not recognized in many countries. We intend to file additional patents where possible.

     The TWiC technology has been used to manufacture buildings in Canada. However, the technology has not been used to produce housing on any significant scale.

     TWiC defines the TWiC technology as the "construction of building by use of design, production equipment, and production procedures to manufacture and assemble modules, using the following four (4) features:

     -     Module  production  using  shotcrete
     -     Modules  of  maximum  size  and  completion
     -     Minimal  concrete  content  in  modules
     -     Body  and  Cloak  separation"

     Please note that "shotcreting" is a "process where a concrete is projected or 'shot' under pressure on to a surface to form structural shapes such as the walls, floors, ceilings, etc. The surface can be any surface that concrete can be projected on to." The term "body and cloak separation" means that the body consists of modules, including finished inside surfaces and structural elements while the cloak consists of weather protected "skin" attached to the body.

     Management believes that the TWiC technology offers many benefits including, without limitation, significant savings over other types of construction. Using TWiC technology, buildings can be erected in days, on-site labor costs are reduced due to rapid construction, less concrete is used in the thin-wall construction, there is reduced interior finish costs, there is shorter construction time leading to less financing cost, there is an absence of structural wood rot and damage by fungus or insects, there is an absence of squeaky floors, and concrete buildings are resistant to fire, water, sound, wind, and seismic forces.

     Operations  in  Chile
     ---------------------

     We intend to conduct our initial operations in Chile, through CRH. The impact that any Chilean government regulations may have on our business is unclear at this time. However, in order to avoid certain tax consequences of doing business as a foreign corporation, we have formed a wholly owned Chilean subsidiary and we have leased an existing plant, with an option to purchase, to build-out for the manufacture of our TWiC Modular units. We have also made initial contact with various potential Chilean customers and various potential Chilean employees. Due to treaties between Canada and Chile, there is "free trade" between the two countries. There is currently no taxation on any profits which are invested in Chile or in RCHL. There is a 15% flat tax on profits moved from Chile into Canada, but due to the Treaty between Canada and Chile, there is no double taxation on any repatriated profits.

     The  Pricing  of  A  Unit.

     As can be seen from the following chart, management believes that the sale of TWiC concrete housing can be very profitable. For example, we anticipate a profit of US $4,150.65 from the sale of each single family bungalow and a profit of US $6,262.97 from the sale of each duplex family home (one side). However, as noted below these numbers are management's projections and are not based upon actual sales.

     THE FOLLOWING CHART IS MANAGEMENT'S PROJECTIONS OF THE COSTS AND PRICING FOR A SINGLE-FAMILY BUNGALOW AND A DUPLEX FAMILY HOME. THE COMPANY OBTAINED THE PRICES FOR FIXTURES AND MATERIALS BY UTILIZING THE PAST PRODUCTION RECORDS OF TWIC HOUSING CORP. AND THE PRICES AT HOME DEPOT STORES IN CANADA AND CHILE. THESE PRICES WERE AVERAGED OUT AND SHIPPING COSTS WERE ADDED ON TO DETERMINE THE FINAL PRICING. HOWEVER, ACTUAL COSTS MAY VARY. THESE PROJECTIONS ARE BASED SOLELY UPON MANAGEMENT'S ASSUMPTIONS AND SHALL IN NO WAY BE IMPLIED TO BE A GUARANTY OF THE PRICING OF A UNIT. ACTUAL PROFIT MAY BE SUBSTANTIALLY LOWER AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE ANY PROFIT FOR THE COMPANY.

     ADDITIONALLY, THE TWiC TECHNOLOGY HAS NOT BEEN USED ON A WIDE SCALE BASIS PREVIOUSLY AND THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE BY THE COMPANY IN CONNECTION WITH THE COST SAVINGS OF PRODUCING HOUSING UNITS USING TWiC TECHNOLOGY ON A WIDE-SCALE WILL PROVE TO BE CORRECT THUS, ACTUAL COST MAY DIFFER.

     The following outlines costs and pricing for single-family bungalows and duplex family homes, supplied to owners of a designated and prepared lot.


SINGLE-FAMILY  BUNGALOW:
306 square feet (inside measure)

2 modules of Rockport                2.591 M x 5.486 M - concrete and erected       US $953.03
18 Building system
                                  IMPROVEMENT COST
1 kitchen sink                    Single, stainless steel, chrome installed               49.64
1 kitchen faucet                  Chrome                                                  38.76
1 toilet/W.C.                     White                                                   39.44


                                       30

1 lavatory                        Wall hung, white                                        28.02
1 lavatory faucet                 Chrome                                                  51.68
1 shower faucet                   Chrome                                                  68.00
5 light fixtures                  Glass, ceiling mounted, material and labor             102.00
1 exterior light fixture          Black, ceiling mounted, material and labor              51.00
5 duplex plugs                    White, material and labor                               57.80
6 single switches                 White, material and labor                               63.24
1 - 60 Amp. Electric panel        Grey, wall mounted, material and labor                 122.40
5 windows                         White, vinyl, material and labor                       272.00
4 doors (3 interior, 1 exterior)  Slab, C./W hardware, material and labor                246.16
Roofing (material and trusses)    Red, metal with steel studs, material and labor        306.00
22.86 Lin. M. partition walls     Steel studs and Gyprock, material and labor            238.00
Plumbing and piping               PVC, Sanitary/water, material and labor                136.00
Rendering the site work           Utility hookups, rendering and remedial work           231.20

Subtotal                                                                               3,054.37
Administration                    5% of Total Price                                      152.72
Shipping from Canada                                                                     214.74
Total USD                                                                          US $3,421.83
Selling price USD                                                                  US $7,500.00
Net profit USD                                                                     US $4,078.17

*These  figures  do  not  reflect  volume-purchasing  discounts.
*These  figures  include  Labor.

DUPLEX  FAMILY  HOME  -  ONE  SIDE:
-----------------------------------
552 square feet (inside measure)

4 modules of Rockport System      2 (3.657 M x 3.352) M                            US $1,906.06
                                  2 (3.657 x 3.657) M
                                  IMPROVEMENT COST
1 kitchen sink                    Single, stainless steel                                  49.64
1 kitchen faucet                  Chrome install                                           38.76
1 toilet/W.C.                     White                                                    39.44
1 lavatory                        Wall hung, white                                         38.08
1 lavatory faucet                 Chrome                                                   51.68
1 shower faucet                   Chrome                                                   68.00


                                       31

6 light fixtures                  Glass, ceiling mounted, material and labor              122.40
1 exterior light fixture          Glass, exterior, material and labor                      51.00
7 duplex plugs                    White, material and labor                                57.80
7 single switches                 White, material and labor                                63.24
1 - 60 Amp. Electric panel        Grey, wall mounted, material and labor                  122.40
7 windows                         White, vinyl, material and labor                        408.00
7 doors (5 interior, 2 exterior)  Slab, C/W hardware, material and labor                  440.27
Roofing and trusses               Red, metal with steel studs, material and labor         306.00
22.86 Lin. partition walls        Steel studs and Gyprock, material and labor             476.00
Plumbing and piping               PVC, Sanitory and water, material and labor             272.00
Staircase and railing             Steel, material and labor                               102.00
Rendering and site work           Utility hookups, rendering and remedial work            476.00

Subtotal                                                                                5,088.77
Administration                    5% of Total Price                                       254.44
Shipping from Canada                                                                      417.28
Total USD                                                                          US $ 5,760.48
Selling price USD                                                                  US $12,000.00
Net profit USD                                                                     US $ 6,239.52


     Finally, actual profitability will be further dependant upon actual plant production capacity (i.e., number of Molds), the availability of CCC guarantees, the popularity of the houses in Chile, the demand for the houses, the weather conditions, the cooperation of the Chilean government, and many other factors over which we will have little or no control.

     Export  Guarantees  Through  Canadian  Commercial  Corporation  ("CCC").
    -------------------------------------------------------------------------

     We are aware of the potential uncertainties of doing business with developing countries. We intend to seek a sovereign guarantee for our contracts from Canadian Commercial Corporation ("CCC"), a Canadian Federal Government agency in Ottawa, Canada. CCC is a unique export sales agency, which is wholly owned by the Government of Canada, and which has a broad legislative mandate to assist in the development of trade between Canada and other nations. Since
1946, CCC has helped thousands of Canadian companies sell a wide variety of products and services worth over $25 billion in a range of industry sectors in more than 100 countries.

     CCC is the official contracting agency for the Government of Canada when foreign governments and foreign private sector buyers wish to purchase goods and services, including Canadian Technology, from Canadian suppliers through the Government of Canada. In this regard, CCC signs the contract acting as the prime contractor and in turn subcontracts the entire contractual obligation to a qualified Canadian supplier. Thus the Government of Canada, through CCC , provides the assurance to the foreign buyer that all the obligations that would be assumed by CCC, following the award of a contract for the supply of goods and/or services, would be fully met in accordance with its terms.

     In essence, this guarantee of contract performance would minimize the commercial risk for the buyer, as CCC makes the commitment to complete successfully all contracts in which CCC is the prime contractor. This would most likely assist in obtaining down payments and waiving any requirement for bonds or other financial guarantees, thereby yielding considerable savings on the contract price.

     When a contract is executed between CCC and a foreign company or government buyer, for a small percentage, ranging anywhere between 1 to 6 percent of the contract price, CCC will monitor the quality and progress of the work through its various phases until contract completion. CCC will pay the Canadian Supplier in Canada according to the terms and conditions of any resulting contract with the overseas purchaser.

     We have created a corporate structure in which our primary operating entity is CRH, a Canadian corporation. Under the proposed structure, CRH would sell the houses to the purchasers. If CRH is the company which is making the sale, CCC has advised us that, subject to performing its due diligence and reaching mutually agreeable terms with the foreign buyers in Chili and obtaining all necessary regulatory approvals, there is a strong likelihood that CCC's support will be provided with respect to our future housing projects in Chile. CCC's due diligence involves a technical, financial and managerial review of both CRH and the government department and/or company purchasing homes from CRH. CCC does a complete analysis of any potential purchaser to ensure that it is adequately financed with little risk for the Canadian Company. Representatives from CCC personally visit both the Canadian Company as well as the potential purchaser's company to assess management's capabilities and organization. Since CCC will be working with the Company's subsidiary, CRH, rather than the Company itself for the purpose of negotiating contracts, the Company's Delaware Corporate status should not present any problem to CRH obtaining CCC assistance.

     Another Canadian government federal agency, the Export Development Corporation ("EDC") may also provide guarantees, insurance and financing to assist CRH secure overseas contracts. Through our use of CCC and EDC guarantees, we should be able to obtain larger sales contracts than would otherwise be possible. However, under the laws of some of the countries in which we intend to transact business, a corporate structure in which CRH is the seller may not be possible. Thus, there can be no assurance as to the extent, or whether, we will be able to obtain CCC or EDC guarantees on all of our home sales.

     Our  Initial  Target  Market.
     -----------------------------

     According to the Canada Mortgage and Housing Corporation ("CMHC") statistics, Chile's economic stability makes it an ideal market for Canadian industry. For the past 15 years, the GDP annual growth rate has averaged approximately 8.5%. Currently, new home construction is averaging increases of approximately 10% annually. The number of Chilean households is expected to increase from 3,600,000 in 1995 to 4,400,000 in 2005. The market for manufactured housing has been particularly strong and Canada maintains a significant portion of total imports to Chile in this area. According to the Embassy of Chile, the current goal is to build at least 70,000 social housing units each year for the next number of years.

     Canada and Chile enjoy good relations. A Canadian-Chile Free Trade Agreement ("CCFTA") was implemented in 1997. Under CCFTA, Canada is given barrier-free access to the Chilean market and provided protection for most goods. Chile signed an agreement with Canada in 1999 where Canada will avoid double taxation, representing major advantage for Canadian companies operating in Chile. Most other exporters in the Chilean market face a uniform 11% tariff. Additionally, in September 1998, the Honorable Alfonso Gagliano, Minister responsible for CMHC and the Honorable Sergio Luis Henriquez Dia, Minister of Housing and Urban Development for Chile signed an agreement to exchange research and housing related technology.

     In Chile, the government strongly encourages home ownership. The new government in Chile has placed access to housing as one of its highest priorities. Various tax incentives and savings programs are in place to encourage middle-income families to invest in housing through the private sector. Government financial assistance is available for those who are unable to arrange for private financing for housing. Subsidies of up to 75% are available to qualified applicants. A large percentage of Chilean families are eligible for housing assistance in one form or another. These programs, coupled with the desire of Chilean families to obtain housing to pass to future generations has created exceptionally high, yet unfulfilled demand.

     Due to CCFTA, Canadians now dominate the once U.S. dominated prefabricated wood housing market. Wood-frame prefabricated construction now has approximately fifteen percent (15%) share of the total housing market, but that share is decreasing every year due to the cultural stigma that prefabricated wood homes last only a few years, and the fact that it is still prone to termite infestation.

     As identified by a U.S. Department of Commerce report on the Chilean housing market, the middle to high-income homes are the market segment where there is the most competition. Our company with its concrete modular housing technology are anticipating being able to address and provide a successful product to the housing market which is estimated to be 650,000 subsidized houses. We anticipate that the TWiC technology will be able to successfully solve and provide an alternative housing technology that will address the environmental problems and unmet housing needs in Chile.

     Marketing  and  Potential  Housing  Unit  Contracts.
     ----------------------------------------------------

     Our initial target market is Chile. We are currently evaluating Peru, Argentina, Mexico, India, China, Vietnam, Pakistan, Hungary, and South Korea as the next potential target market. Our management has made numerous visits and contacts with Embassies, Ministries of Housing, construction organizations, related government agencies and private sector companies throughout South America. These visits commenced in November of 1997 and continued through the present. These visits have encompassed trips to Chile, Bolivia and Peru. The purpose of these meetings have been to advance business connections and obtain knowledge in the following areas: construction, competition, potential markets, financing, government regulations, government contacts, land cots, labor costs, local/community contacts, material costs, information on feasibility of social housing, information on marketing strategy, etc. In sum, the focus of these meetings has been to gather all possible information and cover all possible areas to implement a successful business plan.

     However, notwithstanding our dealings and relationships with many interested parties, we intend to build out our initial plant in Chile and to commence the production of housing units before we finalize any terms or execute any contracts. We believe that we will have more leverage to obtain better contract terms after the completion of our initial plant.

     Competition.
     -----------

     The Company has exclusive rights to a patented and unique low cost modular concrete building technology known as TWiC and thus, the Company is the only entity authorized to use the TWiC technology in home construction. However, despite the Company's exclusive rights to the use of TWiC technology, the housing market is extremely competitive and offers many different models, types of construction, and price ranges from which to choose.

     In temperate climates such as the United States and Canada, most construction is done as wood frame construction. Thus, each home is built separately on site by the builder. In various other areas, construction is done in brick or stone. This traditional housing is extremely popular and is done by many different well financed companies. However, wood frame construction is expensive and slow and wood frame construction is often unsuitable for tropical climates. In addition, in many third-world nations, wood from construction is not culturally acceptable.

     Additionally, wood frame housing is sometimes built on a modular basis by which the building is constructed by attaching various modular pieces to each other. Although the exterior may be built from many different materials, this housing can be expensive and often requires skilled craftsmen to complete the construction.

     Another popular building modality is panelized housing construction. This type of construction consists of prefabricated modules made from styrofoam sandwiched between metal mesh pieces. The pieces are taken to the site and thereafter assembled. Once positioned on the site, the individual pieces are attached through the use of shot concrete and after the concrete has been used to join the various segments of the house into one building, the modules are finished.

     In addition, many different companies are constantly working on new and different home construction technologies. There is no way to predict what new technology will be developed or as to what affect, if any, this technology will have on the Company's business plan. By the same token, if, and when, the Company's TWiC technology proves successful, there can be no assurance that certain third-world countries and builders will not attempt to take the Company's patented technology for their own use. Although the Company intends to protect its patent rights vigorously, there can be no assurance that it will be able to do so.

     As noted above, the Company's initial target market is Chile. The Company has acquired an existing plant in which to carry out its manufacturing activities and is arranging contracts for delivery of its modular housing. There is substantial competition in the Chile housing market.

     As with most areas of the world, the Company's projected competitors are wood frame builders and panelized modular builders. For example Casas Delano is a large private sector wood frame builder. Paneles Estructurales Covintec Chile Ltda. and Monolite Chile S.A. produce houses made from a panelized sandwich made out of Styrofoam (polystyrene) and electronically welded double steel mesh. Furthermore, the Chile Foundation, created in 1976, was established to promote ACIM, the Wood-frame Builders and Wood Industrialists Association. ACIM is designed to promote the acceptance of wood frame construction in the Chile housing market.

     Company management believes that it can successfully compete in Chile due to the uniqueness of its product, the need for substantial low cost housing, and encouragement from the Chilean government. However, there can be no assurance that the Company will be able successfully to compete with currently operating residential builders in Chile or elsewhere.

     Patents  and  Proprietary  Rights.
     ----------------------------------

     The Company is relying heavily upon its use of the TWiC technology successfully to carry out its plan of operations. Thus, the Company has purchased TWiC technology which is patented and is taking all reasonable steps to protect the technology from being copied by any third party. The Patent covers the TWiC Construction System "Patent". The Patent can be summarized as follows: The product, precast concrete shells (modules) and panels (floor, roof, wall) are "think wall" configured. the TWiC Technology of proprietary molds and unique procedures enables the production of all surfaces of shells and panels to consist of plates thinner than 2" monolithic with stiffening members (joists, girts, beams). The core product the shell, is a room size box (one end open) that can be assembled to make complete buildings. The shell can be fabricated to a width of 12 ft. and 20 ft. maximum length. Joining of two shells at the open ends provides a single closed box that can be factory finished to complete a 300 sq ft. modular home, ready for transport to site and occupancy. The secondary product, the panel, can be used in combination with the shell, or can be applied independently to provide floors, roofs, and walls in any building assembly. Panel dimensions can be adjusted to suit applications up to 50 ft. long and 12 ft. wide. The Patent does not cover the ability to spray the concrete onto these precast concrete shells and panels.

     Although the subject patent is a technology patent, it is a U.S. patent which is not recognized in substantial other parts of the world. Furthermore, although technology patents are more difficult to copy than other types of patents, there can be no assurance that the patent cannot be circumvented to construct a functionally similar product. In order to achieve further protection, the Company intends to patent any new development from the TWiC technology which is eligible for patenting and to vigorously defend its existing patents against patent protection in many third-world and developing companies. It may also be difficult to obtain patent protection in Europe. There can be no assurance that we will be able successfully to defend its patent against all infringers and any failure to prevent infringement of our patents through litigation could have a material adverse affect upon the company's ability successfully to carry out its business plan. In this regard, it should be noted that the more popular the TWiC technology becomes and the more successful the Company becomes, the more likely it is that various competitors will attempt to infringe upon the Company's patents.

     Previous  Use  of  the  TWiC  Technology.
     ----------------------------------------

     The TWiC technology has been developed over the past 30 years and used successfully in Canada on the following projects:

-     Duplex  of two 2 story residences (1400 sq ft)     Richmond, B.C.     1969
-     6 story apartment building with one 900 sq ft
          unit  per  floor.                              Vancouver  B.C.    1977
-     Luxury  dwelling  4  levels  (3000 sq ft)          Vancouver B.C.     1982
-     4 story public storage warehouse (48,000 sq ft)    Surrey,  B.C.      1996
-     Two  2  story  residences  (2400  sq  ft  each)    Surrey,  B.C.      1999
-     One  2  story  office  building  (3000  sq  ft)    Surrey,  B.C.      2000


     Description  of  Property.
     -------------------------

     We do not currently own any real estate or any other significant property. We currently lease an office located at 700 West Pender Street, Suite 507, Vancouver, B.C., Canada V6C 1G8. CRH also uses a portion of the office.

     The Company, through CRH, is currently leasing real property in Chile (with a plant facility), with an option to purchase it. However, if the maximum proceeds are raised in the offering, we anticipate purchasing this land within the next 12 months. This land consists of the following description:

Property:         Industrial-Commercial
Location:         Quilicura  borough,  Metropolitan  Region,  Santiago,
Address:          Am  rico  Vespucio  Avenue  Nr.  501-A,  Quilicura,  Chile.

Surface:Land:     31,160  sqm  (335.4  sf) (3.1 Hectares = 8.67 acres) (Lot 4-a)
Building:         10,877  sqm  (117,082  sf)

     The property is located in the northern area of Santiago city, approximately 5 km. (3.1 miles) to the West of the crossroad between the Panamerican highway (Route 5) and Am rico Vespucio Avenue, a few kms. from the Westerns Industrial Park in Quilicura borough. This sector is approximately 10 years old and its general conservation condition is good; it is completely urbanized and has the following services available: double paved flooring, energy supply, telephones (cellulars and land) and Internet, drinking water, sewage system and natural gas public network.

     In addition, the plant has access ways through Am rico Vespucio Avenue, which is the main ring road in the Greater Santiago. This allows easy communication with its main boroughs and cities and with the Panamerican highway (Route 5), having also access to all kinds of services offered in downtown Quilicura, which is about 2,000 m. (6.56 f) away from the Property.

LAND:

     The Land has an irregular shape, facing Am rico Vespucio Avenue, with the following delimitations:

North:  290.13  m  (951.8  f)
South: 64.16 m (210.4 f) with land destined to municipal use and 240.77 m (789.9
f)  delimiting  with  Lot  4-B
East:   103.91  m  (340.9  f)  with  future  Colorado  Avenue,  and
West: 11.45 m (340.9 f) with land destined to municipal use and 92.54 m (303.6 f) delimiting with lateral street to Am rico Vespucio Avenue.

     This  represents  a  total  surface  of  3.12  Ha.  (7.7  acres)

BUILDINGS:

     The property is formed by different edifications, among which the main ones are the following:

     Offices: A one-floor building close to Am rico Vespucio Avenue, with a surface of 815 sq. m (8.7 sq. f), Eight percent (80%) finished, with a surrounding reinforced concrete structure and interior wood partitions in the offices and a reinforced masonry with concrete blocks in the bathroom sectors.

     Industrial plant building: Consists of big, high metallic structure corridors (more than 10 m high (32.8 f)) with a total surface of 8,178 sq. m (88.03 sq. f) on the first level. The corridors consist of one main corridor of 20 m (65.6 f) in width and 220 m (721 f) in length on one level, with 2 smaller corridors at right angles to the principal corridor axle. The larger perpendicular corridor is 50 m (164 f) in width and 30 m (98.4 f) in length on the first level (1,500 sq. m (16.1 sq. f)), and 10 m (32.8 f) in width and 30 m (98.4 f) in length on the 2nd level (300 sq. m (3.22 sq. f)). The smaller corridor is 20 m (65.6 f) in width and 40 m (131.2 f) in length (800 sq. m (8.61 sq. f)). The second level is assigned to offices. The perimeter of the corridors have a reinforced concrete baseboard with 2 m (6.56 f) high and 0.20 m (0.65 f) in width.

     The structures and walls in the baseboard are in good condition. However, it is necessary to execute smaller repairs in the electricity installations, storm waters channels and surface coatings of the closing membranes in transparent plates. The galvanized steel coating is in good conditions. All the corridors have cement floor in good general conditions.

Minor  buildings:

     This building contains refectory, lockers, toilettes and showers for workers, with 8.65 m (28.3 f) in width and 65 m (213.2 f) in length (595 sqm (6,404.7 sf)). This building is composed of a first floor made of reinforced masonry and a second floor for offices with a total surface of 31 sq. m. This building is in good preservation condition.

     There are also two one-floor buildings for use as front gate and reception offices, and warehouse dispatch, with a total surface of 42 sq. m (452 sf), made of the same material and in good conditions.

Advantages  of  land:

     The plain surface where the plant is located allows easy construction of concrete platform where the molds will be placed and to which the gantry will be hung. 32 molds will be installed in a big concrete slab, 80 m (262.4 f) in length by 21.6 m (71 f) in width (1,728 sqm = 18,600 sf)

The  House  Manufacturing  Process  at  the  Plant:

     Under the raft foundation, and before being lifted by the gantry, the low pressure steam network (7.36 psi) provided by a boiler of 4,000,000 btu for the concrete modules hardening process will be installed. After 12 to 14 hours and under a controlled temperature between the environment and a maximum of 60 C (140 F), the module is lifted by the gantry and is placed over the platform, from where a 40 ton front carrier will take it to the rolling platform (dolly), which will take it to the assembly line. The installation of two assembly lines is expected to be placed in the main corridor where, just like in an automobile assembly line, the cube (module) will be turned into a housing unit finished through the installation of two different components in a logical sequence: first coat of interior painting, partition structures and pre-installed piping; afterwards, the doors, windows and partition coatings will be installed, followed by an exterior insulation coating (acrylic stucco with thermal insulation), installation of electric wiring, pavements and sanitary appliances, staunchness testings of installations, painting finishing touches and final quality control in the plant. After that, the inspection seal will be set, which is a requirement for the house to be placed on the truck and to be taken to the construction site. The roof structure and the overlay will have their own assembly line, being placed over the house once it is on the truck.

     The capacity and quality of the existing installations, as well as the amplitude and horizontality of the land make it plausible for the Plant to commence producing the houses within six weeks from the arrival of the molds and machinery.

Breakdown  Of  Existing  And  Future  Facilities  And  The  Costs  Involved:
---------------------------------------------------------------------------

The existing facility consists of a developed site of 9,943.4 square meters. The developed features consist of 1051 square meters of offices and worker facilities and 8,571 square meters of plant building. The plant building will be used as a shelter for the outfitting of concrete modules that will be fabricated in a new mold plant constructed on the grounds outside the plant building.

The  work  to  be  undertaken  is  budgeted  and  scheduled  as  follows:

Item                                      Budget      Budget    Months Scheduled
                                         16-mold      32-mold   after funds in place *
                                          Plant        Plant
Office/worker facility                      30,000      30,000       1
Clean up, paint
Demolition of interfering                   69,700     100,000       1
Structures

Site services restoration                   30,000      30,000       1
Electrical, water

Yard grading and site                       90,000      90,000       1
 Asphalt paving

Construction of Concrete                   100,000     200,000     1-2
Plant floor

Installation of the first 8                900,000     900,000     2-3
Mold section including gantry
And 2 concrete pumps

Installation of Batching plant             400,000     500,000     2-3
Including mixer, loader, and
One larger concrete distribution
pump and lines Cement silos,
and sand bunkers

Installation of Steaming plant             100,000     150,000     2-3
 and lines

Installation of air compressor             100,000     100,000     2-3
And lines

Training program for module                200,000     200,000       4
Fabrication including material
sourcing, Module making,
and module outfitting

Plant Building Modifications               150,000     150,000     2-4
metal rolling and
stamping plant

Acquisition of mobile                    1,000,000   2,000,000     2-4
Equipment Including trucks,
flatbeds Crane, straddle carriers/cars

Installation of the 2nd                    800,000     800,000     4-5
8 mold section with 2 concrete pumps

Installation of the 3rd and              1,800,000                 5-6
4th 8 mold sections with 2nd
gantry and 4 concrete pumps

Installation of Drainage and               100,000     100,000     2-4
Settling ponds


Power generators and                       200,000     240,000     2-4
Distribution lines

Display homes, Plant Signs                 100,000     100,000     4-5
Plant building repaint

Computers and telephones                   100,000     100,000     1-2

Office furniture                           100,000     100,000     2-3

Insurance                                  100,000     200,000     2-4

Administration, fees and                   500,000     600,000
Permits

Contingencies                              500,000     600,000

Totals                                  $5,669,700  $9,090,000

*  These are managements assumptions only.  Actual time may vary.

     Legal  Proceedings.
     ------------------

     We have never been in bankruptcy, receivership or any similar legal proceeding. We are not subject to any pending legal proceedings and we are not aware of any threatened legal proceedings. The foregoing is also true with respect to each officer, director and control shareholder as well as any entity owned by any officer, director and control shareholder, over the last five years.

     Financial  Statements.
     ----------------------

     Index  to Financial Statements and Financial Statements appear hereinafter.

     Changes  in  and Disagreements with Accountants on Accounting and Financial
     ---------------------------------------------------------------------------
     Disclosure.
     -----------

     As required to be disclosed pursuant to Section 229.304 of Regulation S-K, there has been no independent accountant previously engaged as the principal accountant to audit the registrants Financial Statements who has resigned and/or was dismissed.

                               TAX  CONSEQUENCES

     The following is a discussion of the current Federal Income Tax treatment of units under the Internal Revenue Code of 1986, as amended. The following discussion is limited to the United States Federal Income Tax consequences in effect as of the date of this Prospectus. This section does not purport to discuss state or local tax consequences or the tax consequences under the law of any foreign country. Furthermore, United States tax law is extremely complex and similar transactions may have very different tax consequences. Likewise, identical transactions may have different consequences for different taxpayers depending upon their individual circumstances. In addition, Federal income tax law often changes and we are not taking any responsibility to update this discussion or to notify any investor as to any change in relevant tax law which may alter the information contained in this section. Therefore, each potential investor should carefully discuss the tax ramification of units with the investor's own individual tax adviser.

     Each unit consists of one share of common stock and one warrant to purchase one additional share of common stock at $7.00 per share. The purchase price of a unit is $5.00. As noted in Revenue Ruling, Ruling 88-31, for Federal income tax purposes the warrants are viewed as property separate from the common stock and the basis of each would need to be determined. We have calculated the fair market value of the warrant using the Black Scholes Option Pricing Model to be $.50. Therefore, since the cost of the unit is $5.00 per share and the allocated basis for the warrant is $.50, the allocated basis of the share of common stock in the unit is $4.50.

     In general, for Federal income tax purposes, the basis of each share of common stock contained in the unit is $4.50. In general, securities held for investment purposes by non-dealers are treated as capital assets for federal income tax reporting purposes. Furthermore, gains and losses from the sale or exchange of capital assets are characterized as short-term or long-term depending upon the holding period. The holding period for the common stock contained in a unit commences on the date that this share is purchased. The holding period of the warrant contained in unit commences on a date the warrant is obtained. The holding period for the common stock acquired through the exercise of the warrant generally commences on the date the warrant is exercised.

     When a share is sold, there would be taxable gain if the share were sold for more than $4.50 and a taxable loss if the share were sold for less than $4.50. If there were taxable gain, the gain would be treated either as long-term capital gain or short-term capital gain depending on whether the share was held for more or less than one year. If there were a taxable loss, the loss would be treated either as short-term capital loss or a long term capital loss depending on whether the share was held for more or less than one year.

     Gains and losses from individual transactions of the same type are netted against each other. For non-corporate taxpayers, net short-term capital gains from the sale of securities are taxable at the taxpayer's ordinary income rate and net capital gains (the excessive net long-term capital gains over short-term capital losses for the year) is taxable at a maximum of 20% (10% for taxpayers in the 15% tax bracket) a lower rate of 18% (8% for taxpayers in the 15% tax bracket) applies to capital gains on the sale of securities held for more than five (5) years. Assets held for more than one year are treated as long-term capital gains. Where a taxpayer experiences a net capital loss, it may be deducted against other taxable income in an amount not to exceed $3,000.00 per year ($1,500.00 for a married individual filing separately). Any excess capital loss is carried to future years until it is either off set by capital gains in future years or deducted against other income in future years.

     The term of the warrant is two (2) years. Thus, if the two year period expires without the warrant being exercised, the taxpayer would have a long term capital loss of $.50 per unexercised warrant. If the warrant is exercised, the basis of the resulting share would be $7.50.

                                   LEGAL  MATTERS

     The validity of the common stock offered will be passed upon for Canadian Rockport Homes International, Inc by Washor & Associates, Los Angeles, California.

                                    EXPERTS


     Our consolidated financial statements as of December 31, 2000 have been audited by Jonathon P. Reuben, CPA An Accountancy Corporation, independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon this report, given upon the authority of this firm as experts in accounting and auditing. Our auditor is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for his review report on the unaudited interim information because that report is not a "report" within the meaning of Sections 7 and 11 of the Act.


                             ADDITIONAL INFORMATION

     We have filed with the SEC the registrations statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and its exhibits and schedules. Statements contained in this prospectus, as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement. Each statement concerning a contract or document which is filed as an exhibit should be read along with the entire contract or document. For further information regarding us and the common stock offered in this prospectus, reference is made to this registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549 or at regional offices of the Securities and Exchange Commission at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements any other information regarding issuers that file electronically with the SEC. The SEC website is http://www.sec.gov. Following The SEC telephone number is 1-800-SEC-0330.

     Following the effective date of the registration statement relating to this prospectus, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file quarterly and annual financial reports and other information with the SEC.

                          CANADIAN ROCKPORT HOMES, LTD.
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS

                                    CONTENTS
                                    --------


                                                                            Page
                                                                            ----

Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . . . . . F-2

Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-3

Statements of Operations and Accumulated Deficit. . . . . . . . . . . . . . F-5

Statements of Comprehensive Loss. . . . . . . . . . . . . . . . . . . . . . F-6

Statement of Stockholders' Equity (Deficit) . . . . . . . . . . . . . . . . F-7

Statement of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . . F-9

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . F-11

                          Independent Auditors' Report



Board  of  Directors
Canadian  Rockport  Homes,  Ltd.
Vancouver,  British  Columbia

We have audited the accompanying balance sheets of Canadian Rockport Homes, Ltd., (A Development Stage Company) as of December 31, 1999 and 2000, and the related statements of operations and accumulated deficit, comprehensive loss, cash flows, and stockholders' equity (deficit) for the three years ended December 31, 2000, and for the period from the Company's inception (March 27, 1997) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canadian Rockport Homes, Ltd. as of December 31, 1999 and 2000, and the results of its operations and its cash flows for the three years ended December 31, 2000, and for the period from inception (March 27, 1997) through December 31, 2000, in conformity with generally accepted accounting principles.



ss/  Jonathon  P.  Reuben  C.P.A.

Jonathon  P.  Reuben,  C.P.A.
An  Accountancy  Corporation
Torrance.  California
February  20,  2001

CANADIAN  ROCKPORT  HOMES  LTD.
(A  DEVELOPMENT  STAGE  COMPANY)
BALANCE  SHEETS

===============================================================================

                                                    DECEMBER 31,
                                     ------------------------------------------
                                             1999                  2000
                                     ---------------------  -------------------
ASSETS

    CURRENT ASSETS
      Cash and cash equivalents      $                 59   $          524,039
      Prepaid expenses                                  -                6,313
                                     ---------------------  -------------------

        TOTAL CURRENT ASSETS                           59              530,352
                                     ---------------------  -------------------

    PROPERTY AND EQUIPMENT
      Furniture                                         -               48,707
      Office equipment                              2,913               23,358
                                     ---------------------  -------------------
                                                    2,913               72,065
      Less accumulated depreciation                (1,165)             (11,430)
                                     ---------------------  -------------------
                                                    1,748               60,635
                                     ---------------------  -------------------
    OTHER ASSETS
      Deferred offering costs                           -               25,000
                                     ---------------------  -------------------

        TOTAL ASSETS                 $              1,807   $          615,987
                                     =====================  ===================

The accompanying notes are an integral part of the financial statements.

CANADIAN  ROCKPORT  HOMES  LTD.
(A  DEVELOPMENT  STAGE  COMPANY)
BALANCE  SHEETS

=======================================================================================================

                                                                           DECEMBER 31,
                                                                     1999                  2000
                                                             ---------------------  -------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

    CURRENT LIABILITIES
      Accounts payable                                       $                  -   $            4,840
      Loans payable - Officer                                              12,350                8,082
      Loans payable - Others                                               74,400                    -
                                                             ---------------------  -------------------

        TOTAL CURRENT LIABILITIES                                          86,750               12,922
                                                             ---------------------  -------------------

    STOCKHOLDERS' EQUITY (DEFICIT)
      Common Stock,  no par value ;  authorized
        100,000,000 shares; issued and outstanding
        11,300,000 shares as of December 31, 2000, and
        6,608,466 shares as of December 31, 1999                           91,200              964,100
      Less subscription receivables                                       (65,000)                   -
      Deficit accumulated during the development stage                   (110,433)            (360,268)
      Other comprehensive loss                                               (710)                (767)
                                                             ---------------------  -------------------

        TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                              (84,943)             603,065
                                                             ---------------------  -------------------

        TOTAL LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)  $              1,807   $          615,987
                                                             =====================  ===================


The accompanying notes are an integral part of the financial statements.

CANADIAN  ROCKPORT  HOMES  LTD.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENTS  OF  OPERATIONS  AND  ACCUMULATED  DEFICIT

==========================================================================================

                                                                         FROM INCEPTION
                                            FOR THE YEAR ENDED           MARCH 27, 1997
                                               DECEMBER 31,                 THROUGH
                                      1998        1999        2000      DECEMBER 31, 2000
                                   ----------  ----------  ----------  -------------------
INCOME                             $       -   $       -   $       -   $                -

OPERATING EXPENSES                   (96,259)    (13,174)   (249,892)            (360,325)
                                   ----------  ----------  ----------  -------------------

    LOSS FROM OPERATIONS             (96,259)    (13,174)   (249,892)            (360,325)

OTHER INCOME  (EXPENSES)
    Interest income                        -           -          57                   57
                                   ----------  ----------  ----------  -------------------

    NET LOSS BEFORE INCOME TAXES     (96,259)    (13,174)   (249,835)            (360,268)

    INCOME TAXES                           -           -           -                    -
                                   ----------  ----------  ----------  -------------------

    NET LOSS                       $ (96,259)  $ (13,174)  $(249,835)  $         (360,268)
                                   ==========  ==========  ==========  ===================

    BASIC LOSS PER SHARE           $   (0.02)  $   (0.00)  $   (0.03)
                                   ==========  ==========  ==========

    WEIGHTED AVERAGE COMMON
      SHARES OUTSTANDING           5,816,675   5,817,240   8,260,300
                                   ==========  ==========  ==========


The accompanying notes are an integral part of the financial statements.

CANADIAN  ROCKPORT  HOMES  LTD.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENTS  OF  COMPREHENSIVE  INCOME
===================================================================================================

                                                                                  FROM INCEPTION
                                                    FOR THE YEAR ENDED            MARCH 27, 1997
                                                        DECEMBER 31,                  THROUGH
                                               1998        1999        2000      DECEMBER 31, 2000
                                             ---------  ----------  ----------  -------------------
NET INCOME                                   $(96,259)  $ (13,174)  $(249,835)  $         (360,268)

OTHER COMPREHENSIVE INCOME
    Foreign currency translation adjustment       773      (1,483)        (57)                (767)
                                             ---------  ----------  ----------  -------------------


      NET COMPREHENSIVE LOSS                 $(95,486)  $ (14,657)   (249,892)  $         (361,035)
                                             =========  ==========  ==========  ===================

The accompanying notes are an integral part of the financial statements.


CANADIAN  ROCKPORT  HOMES  LTD.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENT  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)
FROM  THE  COMPANY'S  INCEPTION  (MARCH  27,  1997)  THROUGH  DECEMBER  31,  2000
================================================================================================================================


                                                                                              DEFICIT                  EQUITY
                                                                                            ACCUMULATED              ADJUSTMENT
                                                                           COMMON STOCK     DURING THE     STOCK    FROM FOREIGN
                                                            TRANSACTION  ----------------- DEVELOPMENT SUBSCRIPTION   CURRENCY
                                                UNIT PRICE     DATE      SHARES    AMOUNT     STAGE     RECEIVABLE  TRANSLATION
                                                -----------  ---------  ---------  -------  ----------  ----------  ------------
Shares issued on organizing Company             $      0.00  3/27/1997  5,816,675  $ 1,000  $       -            -            -
Net loss from the Company's inception
   (March 27, 1997) through December 31, 1997                                   -        -          -            -            -
                                                                        ---------  -------  ----------  ----------  ------------
                                                                                                    -            -            -
       Balance - December 31, 1997                                      5,816,675  $ 1,000  $       -            -            -

Net loss for the year ended December 31, 1998                                   -        -    (97,364)           -          773
                                                                        ---------  -------  ----------  ----------  ------------

       BALANCE - DECEMBER 31, 1998                                      5,816,675  $ 1,000  $ (97,364)           -          773

Shares issued for cash                          $     21.49  6/30/1999        791   17,000
Shares issued for cash                          $      0.09  6/30/1999    791,000   73,200                  65,000
Net loss for the year ended December 31, 1999                                   -        -    (13,069)           -       (1,483)
                                                                        ---------  -------  ----------  ----------  ------------

       BALANCE - DECEMBER 31, 1999                                      6,608,466   91,200   (110,433)      65,000         (710)

Shares issued in cancellation of indebtedness   $      0.01  2/10/2000    847,500    7,000          -            -            -
Shares issued for services                      $      0.01  2/10/2000    113,000    1,000          -            -            -
   (at estimated value of services rendered)
Shares issued for cash                          $      0.16  2/14/2000    339,000   54,237          -            -            -
Shares issued for cash                          $      0.16  2/14/2000    339,000   54,237          -            -            -
Shares issued in cancellation of indebtedness   $      0.06  2/15/2000     56,500    3,500          -            -            -
Shares issued for cash                          $      0.16   3/2/2000    282,500   45,198          -            -            -
Shares issued for cash                          $      0.26   3/3/2000    141,250   36,158          -            -            -
Shares issued in cancellation of indebtedness   $      0.07   3/8/2000     56,500    3,900          -            -            -
Shares issued in cancellation of indebtedness   $      0.53   3/8/2000     56,500   30,000          -            -            -
Shares issued for services                      $      0.09   3/8/2000    113,000   10,000          -            -            -
   (at estimated value of services rendered)
Shares issued for cash                          $      0.16  3/28/2000    113,000   18,079          -            -            -


The accompanying notes are an integral part of the financial statements.

CANADIAN  ROCKPORT  HOMES  LTD.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENT  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)
FROM  THE  COMPANY'S  INCEPTION  (MARCH  27,  1997)  THROUGH  DECEMBER  31,  2000
============================================================================================================================


                                                                                                    DEFICIT
                                                                                                  ACCUMULATED
                                                                               COMMON STOCK       DURING THE        STOCK
                                                             TRANSACTION  ---------------------   DEVELOPMENT   SUBSCRIPTION
                                                UNIT PRICE      DATE        SHARES      AMOUNT       STAGE       RECEIVABLE
                                                -----------  -----------  -----------  --------  -------------  -------------
Shares returned to Company and cancelled        $     31.61    4/13/2000        (791)  (25,000)             -              -
Cash received on subscription                                  9/26/2000           -         -              -        (10,000)
Shares issued for cash                          $      0.20    10/5/2000     226,000    45,198              -              -
Shares issued for cash                          $      0.32    10/5/2000     141,250    45,198              -              -
Shares issued in cancellation of indebtedness   $      1.06   10/25/2000      28,250    30,000              -              -
Shares issued for services                      $      0.09   10/25/2000      28,250     2,500              -              -
   (at estimated value of services rendered)
Shares issued for cash                          $      0.32   10/27/2000     226,000    72,316              -              -
Shares issued for cash                          $      0.16   10/30/2000     197,750    31,638              -              -
Cash received on subscription                                                      -         -                       (20,000)
Shares issued for cash                          $      0.32   10/31/2000      56,500    18,079              -              -
Shares issued for cash                          $      0.32   10/31/2000      56,500    18,079              -              -
Shares issued for cash                          $      0.32    11/1/2000      16,950     5,424              -              -
Shares issued for cash                          $      0.32    11/2/2000      28,250     9,040              -              -
Shares issued for cash                          $      0.32    11/2/2000      28,250     9,040              -              -
Shares issued for cash                          $      0.32    11/2/2000     113,000    36,158              -              -
Shares issued for cash                          $      0.32    11/6/2000     113,000    36,158              -              -
Shares issued for cash                          $      0.16    11/9/2000     113,000    18,079              -              -
Shares issued for cash                          $      0.32   11/10/2000      56,500    18,079              -              -
Shares issued for cash                          $      0.32   11/14/2000     113,000    36,158              -              -
Cash received on subscription                                 11/21/2000           -         -              -        (20,000)
Shares issued for cash                          $      0.32   11/24/2000      56,500    18,079              -              -
Shares issued for cash                          $      0.48   11/30/2000      94,129    45,198              -              -
Shares issued for services                      $      0.53   11/30/2000      18,871    10,000              -              -
   (at estimated value of services rendered)
Shares issued for cash                          $      0.25    12/6/2000     522,625   130,170              -              -
Cash received on subscription                                 12/24/2000           -         -              -        (15,000)
Net loss for the year ended December 31, 2000                                      -         -       (249,835)             -
                                                                          -----------  --------  -------------  -------------

       BALANCE - DECEMBER 31, 2000                                        11,300,000   964,100   $   (360,268)             -
                                                                          ===========  ========  =============  =============


                                                   Equity
                                                 ADJUSTMENT
                                                FROM FOREIGN
                                                  CURRENCY
                                                 TRANSLATION
                                                -------------
Shares returned to Company and cancelled                   -
Cash received on subscription                              -
Shares issued for cash                                     -
Shares issued for cash                                     -
Shares issued in cancellation of indebtedness              -
Shares issued for services                                 -
   (at estimated value of services rendered)
Shares issued for cash                                     -
Shares issued for cash                                     -
Cash received on subscription
Shares issued for cash                                     -
Shares issued for cash                                     -
Shares issued for cash                                     -
Shares issued for cash                                     -
Shares issued for cash                                     -
Shares issued for cash                                     -
Shares issued for cash                                     -
Shares issued for cash                                     -
Shares issued for cash                                     -
Shares issued for cash                                     -
Cash received on subscription                              -
Shares issued for cash                                     -
Shares issued for cash                                     -
Shares issued for services                                 -
   (at estimated value of services rendered)
Shares issued for cash                                     -
Cash received on subscription                              -
Net loss for the year ended December 31, 2000            (57)
                                                -------------

       BALANCE - DECEMBER 31, 2000                      (767)
                                                =============


The accompanying notes are an integral part of the financial statements.

CANADIAN  ROCKPORT  HOMES  LTD.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENTS  OF  CASH  FLOWS

==============================================================================================================

                                                                                              FROM INCEPTION
                                                                FOR THE YEAR ENDED            MARCH 27, 1997
                                                                    DECEMBER 31,                  THROUGH
                                                            1998       1999        2000      DECEMBER 31, 2000
                                                          ---------  ---------  ----------  ------------------
  CASH FLOWS FROM OPERATING ACTIVITIES
    Net Loss                                              $(96,259)  $(13,174)  $(249,835)  $        (360,268)
    Adjustments to reconcile net loss to net cash
      provided by operating activities:
        Issuance of common stock for services                   -          -       13,500              13,500
        Issuance of common stock in Company's organization      -          -            -               1,000
        Depreciation                                           571        539      10,370              11,480
        (Increase) Decrease in Assets
          (Increase) decrease in prepaid expenses                -          -      (6,405)             (6,405)
        Increase (Decrease) in Liabilities
          Increase (decrease) in accounts payable                -          -       4,911               4,911
                                                          ---------  ---------  ----------  ------------------

        NET CASH USE IN OPERATING ACTIVITIES               (95,688)   (12,635)   (227,459)           (335,782)
                                                          ---------  ---------  ----------  ------------------

  CASH FLOWS FROM INVESTING ACTIVITIES
    Equipment acquisition                                   (2,855)         -     (69,542)            (72,397)
                                                          ---------  ---------  ----------  ------------------

        NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES    (2,855)         -     (69,542)            (72,397)
                                                          ---------  ---------  ----------  ------------------

  CASH FLOWS FROM FINANCING ACTIVITIES
    Gross proceeds from private offerings                        -     25,200     875,000             900,200
    Costs incurred in private offerings                          -          -     (25,000)            (25,000)
    Officer advances                                        24,143          -           -              24,143
    Proceeds from loans                                     74,400          -           -              74,400
    Repayments on officer loans                                  -    (12,506)     (5,127)            (17,633)
    Purchase of treasury stock                                   -          -     (25,000)            (25,000)
                                                          ---------  ---------  ----------  ------------------

        NET CASH PROVIDED BY FINANCING ACTIVITIES           98,543     12,694     844,873             931,110
                                                          ---------  ---------  ----------  ------------------

        EFFECT OF EXCHANGE RATES ON CASH                         -          -       1,108               1,108
                                                          ---------  ---------  ----------  ------------------

        NET INCREASE (DECREASE) IN CASH AND CASH
          EQUIVALENTS                                            -         59     523,980             524,039

        BEGINNING BALANCE - CASH AND CASH EQUIVALENTS            -          -          59                   -
                                                          ---------  ---------  ----------  ------------------

        ENDING BALANCE - CASH AND CASH EQUIVALENTS        $      -   $     59   $ 524,039   $         524,039
                                                          =========  =========  ==========  ==================


The accompanying notes are an integral part of the financial statements.

CANADIAN  ROCKPORT  HOMES  LTD.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENTS  OF  CASH  FLOWS

================================================================================

     SUPPLEMENTAL  INFORMATION:

          NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES:

               During  2000, the Company  issued 1,045,250  shares of its common stock in exchange for the cancellation of indebtedness totaling $74,400.

          CASH  PAID  FOR:

                                                                 FROM INCEPTION
                                   FOR THE YEAR ENDED            MARCH 27, 1997
                                      DECEMBER 31,                  THROUGH
                           1998          1999          2000    DECEMBER 31, 2000
                       -----------  -------------  ----------  -----------------

     Interest Expense  $        -                  $        -  $              -

     Income Taxes      $        -                  $        -  $              -


The accompanying notes are an integral part of the financial statements.

CANADIAN  ROCKPORT  HOMES,  LTD.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------

NOTE  1  -  BUSINESS  ACTIVITIES  AND  RELATED  RISKS,  AND  UNCERTAINTIES

     Canadian Rockport Homes, Ltd. (the "Company") was incorporated in the Province of British Columbia on March 26, 1997, for the purpose of manufacturing and erecting low cost concrete modular buildings.

     The Company is in the development stage as defined in FASB Statement 7. The Company has not paid any dividends and dividends, which may be paid in the future, will depend on the financial requirements of the Company and other relevant factors.

     The Company maintains all of its cash deposits at one bank. The Company has a U.S. currency account that is not insured. Even if the account was insured, its average cash balance in the account exceeds the insured limits as provided by the FDIC.


     In February 2001, the Company was acquired by Canadian Rockport Homes International Inc, a company incorporated in the state of Delaware, through the issuance of 11,300,000 shares of its common stock. For financial reporting purposes, the acquisition was treated as a reverse acquisition whereby the Company's operations continue to be reported as if it had actually been the acquirer. Assets and liabilities of the Company continue to be reported at historical cost. All stock transactions have been retroactively restated as if the 11,300,000 shares were issued prior to the actual date of the acquisition.


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     a.   FOREIGN  CURRENCY  TRANSLATIONS

          For foreign operations whose functional currency is the local foreign currency, balance sheet accounts are translated at exchange rates in effect at the end of the year and income statement accounts are translated at average exchange rates for the year. Translation gains and losses are included as a separate component of stockholders' equity.

     b.   PROPERTY  AND  EQUIPMENT

          The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method for financial reporting purposes and for income tax reporting purposes. Depreciation expense charged to operations for 1998, 1999, and 2000 were $571, $539 and $10,370, respectively.

     c.   NET  LOSS  PER  SHARE

          The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" ("EPS") that established standards for the computation, presentation and disclosure of earnings per share, replacing the presentation of Primary EPS with a presentation of Basic EPS.

CANADIAN  ROCKPORT  HOMES,  LTD.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  FINANCIAL  STATEMENTS
-------------------------------------------------------------------------------

     d.   CASH  AND  CASH  EQUIVALENTS

          For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

     e.   PERVASIVENESS  OF  ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     f.   INCOME  TAXES

          The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

     g.   FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

          Pursuant to SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", the Company is required to estimate the fair value of all financial instruments included on its balance sheets as of December 31, 1999 and December 31, 2000. The Company considers the carrying value of such amounts in the financial statements to approximate their face value.

CANADIAN  ROCKPORT  HOMES,  LTD.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  FINANCIAL  STATEMENTS
-------------------------------------------------------------------------------


NOTE  3  -  DEFERRED  OFFERING  COSTS

     In 2000, the Company incurred $25,000 in fees relating to the proposed offering of 2,000,000 shares of its common stock to suitable investors at a price of $2.00 per share. These costs are deferred until the completion of the offering, when the costs will be charged against the offering proceeds, or charged to operations if the offering is unsuccessful.

NOTE  4  -  ISSUANCE  OF  COMMON  STOCK

     Upon the formation of the Company, 113 shares of common stock were issued to the Company's founder. Subsequently, the 113 shares were returned to the Company's treasury and cancelled in exchange for the issuance of 5,816,675 shares of common. For financial reporting purposes, the 5,816,675 shares are reflected as if issued at the formation of the Company.

     Through private placement offerings, the Company issued 791,791 shares of its common stock in exchange for $90,200 of which $25,200 was received in 1999, and $65,000 was received in 2000. During 2000, the Company issued 3,373,954 shares of its common stock in exchange for $800,000. The Company also in 2000 issued 1,045,250 shares of its common stock in exchange for the cancellation of indebtedness totaling $74,400, and issued 273,121 shares for consulting services which were valued at $13,500, the estimated value of the respective services rendered.

     In 2000, the Company repurchased 791 shares of its common stock for $25,000, the original selling price of the shares. These shares were subsequently cancelled.

     Each  share  outstanding  is  entitled  to  one  vote.


NOTE  5  -  LOANS  PAYABLE

     The Company has borrowed a total of $74,400 from five individuals. The loans were non-interest bearing and due on demand. In 2000, the loans were cancelled in exchange for the issuance of 1,045,250 shares of the Company's common stock.


     In addition, the Company's President has also advanced funds to the corporation. These advances are non-interest bearing and due upon demand. The balances due the President as of December 31, 1999, and 2000, were $12,350 and $8,082, respectively.

CANADIAN  ROCKPORT  HOMES,  LTD.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  FINANCIAL  STATEMENTS
-------------------------------------------------------------------------------


NOTE  6  -  INCOME  TAXES

     The Company is in the development stage and incurred net operating losses, therefore no provisions for income taxes have been established. As of December 31, 2000, the Company's net operating losses totaled $360,268, which expire in various years through 2007.

     An allowance has been provided for that reduced the tax benefits accrued by the Company for these operating losses to zero as it cannot be determined when, or if, the tax benefits derived from these losses will materialize.

                    CANADIAN ROCKPORT HOMES INTERNATIONAL, INC
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS

                                    CONTENTS
                                    --------


                                                                            Page
                                                                            ----

Accountant's Review Report. . . . . . . . . . . . . . . . . . . . . . . . . F-16

Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-17

Statements of Operations and Accumulated Deficit . . . . . . . . . . . . . .F-19

Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . .F-20

Notes to Unaudited Financial Statements. . . . . . . . . . . . . . . . . . .F-22

To  the  Board  of  Directors
Canadian  Rockport  Homes  International.  Inc.
Vancouver,  B.C.  Canada


We have reviewed the accompanying consolidated balance sheet of Canadian Rockport Homes International. Inc. (a development stage company) as of June 30, 2001, and the related consolidated statements of operations and cash flows for the three-month and six-month periods ended June 30, 2001, and 2000, and from the Company's inception (March 27, 1997) through June 30, 2001. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to the financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.


/s/  Jonathon  P.  Reuben  CPA
Jonathon  P.  Reuben,
Certified  Public  Accountant
September 6,  2001

CANADIAN ROCKPORT HOMES INTERNATIONAL, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
=======================================================================================================

                                                                   DECEMBER 31,            JUNE 31,
                                                                       2000                 2001
                                                                -------------------  ------------------
                                                                                        (Unaudited)
ASSETS

    CURRENT ASSETS
      Cash and cash equivalents                                 $          524,039   $         397,026
      Prepaid expenses                                                       6,313               3,292
                                                                -------------------  ------------------

        TOTAL CURRENT ASSETS                                               530,352             400,318
                                                                -------------------  ------------------

    PROPERTY AND EQUIPMENT
      Trucks                                                                     -              22,679
      Furniture                                                             48,707             108,950
      Office equipment                                                      23,358              17,769
                                                                -------------------  ------------------
                                                                            72,065             149,398
      Less accumulated depreciation                                        (11,430)            (22,213)
                                                                -------------------  ------------------
                                                                            60,635             127,185
      Construction in progress                                                   -             485,846
                                                                -------------------  ------------------

        TOTAL PROPERTY AND EQUIPMENT - NET                                  60,635             613,031
                                                                -------------------  ------------------

    OTHER ASSETS
      Capitalized website costs (net accumulated amortization
        of $421)                                                                 -               3,364
      Deferred lease expense                                                                    83,257
      Patents and intellectual properties (net accumulated
        amortization of $220)                                                    -               9,837
      Deferred offering costs                                               25,000              55,064
                                                                -------------------  ------------------

        TOTAL ASSETS                                            $          615,987   $       1,164,871
                                                                ===================  ==================

CANADIAN  ROCKPORT  HOMES  INTERNATIONAL,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  BALANCE  SHEETS
=====================================================================================================

                                                             DECEMBER 31,             JUNE 30,
                                                                2000                   2001
                                                         -------------------  -----------------------
                                                                                    (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES
      Accounts payable                                   $            4,840   $                7,439
      Franchise taxes payable                                            50                       50
      Payroll taxes payable                                               -                    9,551
      Loans payable - Officer                                         8,082                    2,226
                                                         -------------------  -----------------------

        TOTAL CURRENT LIABILITIES                                    12,972                   19,266
                                                         -------------------  -----------------------

    STOCKHOLDERS' EQUITY
      Common stock, $.001 par value ; authorized
        100,000,000 shares; issued and outstanding
        12,435,186 shares as of December 31, 2000, and
        14,962,796 shares as of June 30, 2001                        12,435                   14,962
      Additional paid-in capital                                    951,665                1,961,141
      Deficit accumulated during the development stage             (360,318)                (831,561)
      Other Comprehensive loss                                         (767)                   1,063
                                                         -------------------  -----------------------

        TOTAL STOCKHOLDERS' EQUITY                                  603,015                1,145,605
                                                         -------------------  -----------------------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $          615,987                1,164,871
                                                         ===================  =======================

CANADIAN  ROCKPORT  HOMES  INTERNATIONAL,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  STATEMENTS  OF  OPERATIONS
=========================================================================================================


                                                                                          FROM INCEPTION
                                                                                         (MARCH 27, 1997)
                                FOR THE THREE MONTHS ENDED    FOR THE SIX MONTHS ENDED        THROUGH
                               June 30, 2000  June 30, 2001  June 30, 2000  June 30, 2001  June 30, 2001
                               -------------  -------------  -------------  -------------  -------------
                                (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
INCOME                         $          -   $          -   $          -   $          -   $          -


OPERATING EXPENSES                  (54,010)      (296,852)      (124,593)      (473,991)      (834,309)
                               -------------  -------------  -------------  -------------  -------------


  NET LOSS FROM OPERATIONS          (54,010)      (296,852)      (124,593)      (473,991)      (834,309)

OTHER INCOME
  Interest income                        62            123             62          2,748          2,748
                               -------------  -------------  -------------  -------------  -------------

    NET LOSS                        (53,948)      (296,729)      (124,531)      (471,243)      (831,561)
                               =============  =============  =============  =============  =============


BASIC LOSS PER SHARE                      -              -              -              -
                               =============  =============  =============  =============


BASIC WEIGHTED AVERAGE SHARES
  OUTSTANDING                    11,321,994     14,914,355     11,315,864     14,397,826
                               =============  =============  =============  =============

CANADIAN  ROCKPORT  HOMES  INTERNATIONAL,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
==========================================================================================================================

                                                                                                            FROM INCEPTION
                                                      FOR THE THREE MONTHS ENDED  FOR THE SIX MONTHS ENDED  MARCH 27, 1997
                                                                JUNE 30,                  JUNE 30,             THROUGH
                                                           2000         2001         2000         2001      June 30, 2001
                                                        -----------  -----------  -----------  -----------  -------------
                                                        (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                              $  (53,948)  $ (296,729)    (124,531)    (471,243)  $   (831,561)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Issuance of common stock for  services                     -            -       11,000            -         24,500
      Depreciation and amortization                            487        8,295        5,984       11,514         22,924
      (Increase) Decrease in Assets
        (Increase) decrease in prepaid expenses                  -       13,986            -      (80,310)       (86,531)
      Increase (Decrease) in Liabilities
        Increase (decrease) in accounts payable                  -        7,331            -        2,766          7,535
        Increase (decrease) in other payables                    -        7,659            -        9,440          9,490
                                                        -----------  -----------  -----------  -----------  -------------

      NET CASH USE IN OPERATING ACTIVITIES                 (53,461)    (259,458)    (107,547)    (527,833)      (853,643)
                                                        -----------  -----------  -----------  -----------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Equipment acquisition                                    (24,698)    (114,983)     (53,440)  $ (367,617)      (439,158)
                                                        -----------  -----------  -----------  -----------  -------------

      NET CASH PROVIDED (USED) IN INVESTING ACTIVITIES     (24,698)    (114,983)     (53,440)    (367,617)      (439,158)
                                                        -----------  -----------  -----------  -----------  -------------


CASH FLOWS FROM FINANCING ACTIVITIES
  Gross proceeds from private offerings                          -      225,220      230,169      858,629      1,748,829
  Costs incurred in offering                                     -      (55,040)           -      (86,898)      (111,898)
  Proceeds from loans                                            -            -            -            -         75,087
  Officer advances                                          19,854       11,618       24,609       38,953         62,458
  Officer repayments                                       (11,056)     (21,392)     (32,910)     (44,667)       (62,023)
  Purchase of treasury stock                               (25,000)           -      (25,000)           -        (25,000)
                                                        -----------  -----------  -----------  -----------  -------------

      NET CASH PROVIDED BY FINANCING ACTIVITIES            (16,202)     160,406      196,868      766,017      1,687,453

      EFFECT OF EXCHANGE RATES ON CASH                         366        5,312         (112)       2,420          2,374
                                                        -----------  -----------  -----------  -----------  -------------

      NET INCREASE (DECREASE) IN CASH AND CASH
        EQUIVALENTS                                        (93,995)    (208,723)      35,769     (127,013)       397,026

      BEGINNING BALANCE - CASH AND CASH EQUIVALENTS        129,825      605,749           59      524,039              -
                                                        -----------  -----------  -----------  -----------  -------------

      ENDING BALANCE - CASH AND CASH EQUIVALENTS        $   35,830   $  397,026   $   35,828   $  397,026        397,026
                                                        ===========  ===========  ===========  ===========  =============

CANADIAN  ROCKPORT  HOMES  INTERNATIONAL,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
================================================================================

     SUPPLEMENTAL  INFORMATION:

          NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES:

               During the first quarter of 2001, the Company issued 100,000 shares of its common stock as consideration in connection with the manufacturing of molds, and other plant equipment. The shares issued were valued at $200,000.


                                                                            FROM INCEPTION
                      FOR THE THREE MONTHS ENDED  FOR THE SIX MONTHS ENDED  MARCH 27, 1997
                                 JUNE 30,                 JUNE 30,             THROUGH
                           2000          2001        2000         2001      June 30, 2001
                        -----------  -----------  -----------  -----------  -------------
CASH PAID FOR:          (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)   (Unaudited)
  Interest Expense      $         -  $         -  $         -  $         -  $           -

  Income Taxes          $         -  $         -  $         -  $         -  $           -

CANADIAN  ROCKPORT  HOMES  INTERNATIONAL,  INC.
(A  DEVELOPMENT  COMPANY)
NOTES  TO  UNAUDITED  CONSOLIDATED  FINANCIAL  STATEMENTS
JUNE  30,  2001  AND  2000


NOTE  1  -  BUSINESS  ACTIVITIES  AND  RELATED  RISKS

     Canadian Rockport Homes International, Inc. (the "Company") was incorporated in Delaware on January 10, 1996 under the name, Lenz Product, Inc. The Company changed its name to Canadian Rockport Homes International, Inc. in early 2001.

     The Company is in the development stage as defined in FASB Statement 7 and currently has plans to manufacture and erect low cost concrete modular buildings. The Company has not paid any dividends and dividends, which may be paid in the future, will depend on the financial requirements of the Company and other relevant factors.


     In February 2001, the Company acquired all of the outstanding shares of Canadian Rockport Homes, Ltd., ("CHR") a company incorporated in the Province of British Columbia on March 26, 1997, in exchange for issuing 11,300,000 of its common stock. For financial reporting purposes, the acquisition was treated as a reverse acquisition whereby CHR's operations continue to be reported as if it had actually been the acquirer. Assets and liabilities continue to be reported at the Acquiree's historical cost because before the reverse acquisition, the Company had nominal assets, liabilities and operations.


     The Company also formed a subsidiary in 2001 in Chile under the name Rockport Homes Chile Limitada ("RHCL"). The Company and CHR are the sole shareholder's of this Chilean company.

     The Company maintains all of its cash deposits at one bank. The Company has a U.S. currency account that is not insured. Even if the account was insured, its average cash balance in the account exceeds the insured limits as provided by the FDIC.

CANADIAN  ROCKPORT  HOMES  INTERNATIONAL,  INC.
(A  DEVELOPMENT  COMPANY)
NOTES  TO  UNAUDITED  CONSOLIDATED  FINANCIAL  STATEMENTS
JUNE  30,  2001  AND  2000


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     a.   PRINCIPLES  OF  CONSOLIDATION

          The accompanying financial statements include the accounts and transactions of Canadian Rockport Homes International, Inc. and its wholly owned subsidiaries, Canadian Rockport Homes, Ltd. and Rockport Homes Chile Limitada. Intercompany transactions and balances have been eliminated in consolidation.

     b.   FOREIGN  CURRENCY  TRANSLATIONS

          For foreign operations whose functional currency is the local foreign currency, balance sheet accounts are translated at exchange rates in effect at the end of the year and income statement accounts are translated at average exchange rates for the year. Translation gains and losses are included as a separate component of stockholders' equity.

     c.   INTERIM  FINANCIAL  STATEMENTS

          The financial statements as of June 30, 2001, and for the three-month and six-month periods ended June 30, 2000 and 2001 are unaudited. In the opinion of management, the financial statements include all adjustments consisting of normal recurring accruals necessary for a fair presentation of the Company's financial position and results of operations. Results of operations for the interim periods are not necessarily indicative of those to be achieved for full fiscal years.

     d.   ISSUANCES  INVOLVING  NON-CASH  CONSIDERATION

          All issuances of the Company's stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others.

NOTE  3 - RELATED  PARTY  TRANSACTIONS

     a. On February 5, 2001, the Company acquired all of the intellectual properties owned by TWiC Housing Corporation relating to the TWiC system for the construction of houses. Included in the assets acquired were the patents pertaining to the TWiC System. In exchange for the assets acquired, the Company issued 2,000,000 shares of its common stock. Under the terms of the purchase agreement, the shares issued have restricted covenants as to when the shares are free to sell or transfer. TWiC's is wholly owned by Harry Gordon, a shareholder and director of the Company. The Company valued the assets purchased at their estimated historical cost of $10,057. The Company is amortizing the purchase price over 18 years, the remaining life of the related patent.

CANADIAN  ROCKPORT  HOMES  INTERNATIONAL,  INC.
(A  DEVELOPMENT  COMPANY)
NOTES  TO  UNAUDITED  CONSOLIDATED FINANCIAL STATEMENTS
JUNE  30,  2001  AND  2000


          Pursuant to the purchase agreement, the Company guaranteed that the market price of the shares received by TWiC will exceed $2.50 Canadian within four years from the commencement date of trading. If the shares do not reach such a price within the period, the Company will issue sufficient additonal shares in order that the total number of shares issued multiplied by the highest market price of the stock during the four year period equals $5,000,000 Canadian.

     b. On January 10, 2001, the Company entered into an agreement with TWiC for the manufacturing of 32 molds and the supply of the services required to construct the Company's Chilean plant. For these molds and services, the Company agreed to pay $1,600,000 consisting of $1,400,000 cash, and 100,000 shares of common stock valued at $2.00 per share. Under the terms of the agreement the Company is to make a $300,000 down payment and pay the remainder of the balance due in progressive draws. During the six-months ended June 30, 2001, the Company paid $285,000 and issued the 100,000 shares of its common stock. The $485,000 has been included in construction in progress.


NOTE  4.  ISSUANCE  OF  COMMON  STOCK

     During the six months ended June 30, 2001, the Company issued 427,610 shares of its common stock through a private offering in exchange for $858,629. As indicated in Note 3, the Company also issued 100,000 shares of its common stock to TWiC Housing Corporation as part payment in the manufacturing of molds and other asset, and 2,000,000 shares as consideration in the acquisition of patents and other intellectual properties.

NOTE  5.  CONTINGENCIES


     On March 7, 2001, the Company entered into an agreement for the lease of certain real property in Chile where the Company plans to build its plant. The lease is for twenty-four months commencing April 7, 2001. The monthly rent is $31,297. At the maturity of the lease, the Company has the option to acquire the property for $4,580,000. The Company paid $95,151 in commission and legal fees pertaining to the lease which have been capitalized and are being amortized over life of the lease.


     Future minimum lease commitments pertaining to this lease expire as follows:

          June 30,  2002               $375,564
          June 30,  2003               $281,673


NOTE  6.  EMPLOYEE  STOCK  OPTIONS


     During the six months ended June 30, 2001, the Company granted to certain employees, a director and two consultants, options to acquire 1,000,000 shares of the Company's common stock at a price of $2.00 per share. The options are exercisable prior to January 1, 2003, but can not be exercised within eight months of the commencement of a public offering. In the event that the eight-month period ends after January 1, 2003, the expiration date of the options extend to the first business day after thee eight-month period expires.

CANADIAN  ROCKPORT  HOMES  INTERNATIONAL,  INC.
(A  DEVELOPMENT  COMPANY)
NOTES  TO  UNAUDITED  CONSOLIDATED  FINANCIAL  STATEMENTS
JUNE  30,  2001  AND  2000

     The Company applies APB Opinion 25 for its stock based compensation. The following is a summary of the outstanding options at June 30, 2001:


                                                    Weighted
                                                    Average
                                        Number of   Exercise
                                         Shares      Price
                                        ----------  ---------

      Outstanding - December 31, 2000           --  $      --
      Granted                            1,000,000       2.00
      Exercised                                 --         --
      Forfeited                                 --         --
                                        ----------  ---------

      Outstanding - June 30, 2001        1,000,000  $    2.00
                                        ==========  =========

      Weighted average fair value                  $      .41
                                                   ==========


     Of the 1,000,000 options granted, 150,000 options are issued to non-employees. The options issued were non-compensatory and as the exercise price was equal to the market value of the underlying shares on the grant date, no compensation expense was charged to operations

This Prospectus does not constitute         circumstances,   imply   that   the
an  offer to sell or a solicitation         information  in  this Prospectus is
of  an  offer  to  buy any security         correct  as  of any time subsequent
offered  by this Shares Prospectus,         to  the  date  of  this Prospectus.
or   an   offer   to   sell   or  a
solicitation of an offer to buy any
security,  by  any  person  in  any
jurisdiction in which such offer or
solicitation  would  be   unlawful.
Neither  the   delivery   of   this
Prospectus  nor   any   sale   made
hereunder   shall   under   any


            TABLE  OF  CONTENTS
                                         Page

PROSPECTUS SUMMARY. . . . . . . . . . .     2
RISK FACTORS. . . . . . . . . . . . . .     4
SPECIAL NOTE OF CAUTION REGARDING
     FORWARD-LOOKING STATEMENTS . . . .    11
USE OF PROCEEDS . . . . . . . . . . . .    11
DETERMINATION OF OFFERING PRICE . . . .    12
CAPITALIZATION. . . . . . . . . . . . .    12
DILUTION. . . . . . . . . . . . . . . .    13
MANAGEMENT. . . . . . . . . . . . . . .    18
SECURITY OWNERSHIP OF CERTAIN
     BENEFICIAL OWNERS AND MANAGEMENT .    21
DESCRIPTION OF SECURITIES . . . . . . .    23
COMMON STOCK ELIGIBLE FOR FUTURE SALE..    25
INDEMNIFICATION FOR SECURITIES
     ACT LIABILITIES. . . . . . . . . .    26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF              CANADIAN ROCKPORT HOMES
FINANCIAL CONDITION                                     INTERNATIONAL, INC
AND RESULTS OF OPERATIONS . . . . . . .    26    3,200,000 Units of Common Stock
THE COMPANY . . . . . . . . . . . . . .    28
TAX CONSEQUENCES. . . . . . . . . . . .    38
LEGAL MATTERS . . . . . . . . . . . . .    38
EXPERTS . . . . . . . . . . . . . . . .    38
ADDITIONAL INFORMATION. . . . . . . . .    38
INDEX TO FINANCIAL STATEMENTS . . . . .     F

                                                       _______________________

                                                              PROSPECTUS
                                                       _______________________

Until  _______, 2001 (___ days from
the  date  of this Prospectus), all
persons  effecting  transactions in
the  registered securities, whether
or  not  participating  in  this
distribution,  may  be  required to
deliver  a  Prospectus.
                                                         ___________, 2001

                                                                  ALTERNATE PAGE
Preliminary  Prospectus


                   CANADIAN ROCKPORT HOMES INTERNATIONAL, INC
                            a Delaware corporation

      2,203,560 Shares of $.001 Par Value Common Stock at $5.00 Per Share

     This Prospectus relates to the sale or other disposition of outstanding shares of common stock, par value $.001 (the "Common Stock"), of Canadian Rockport Homes International, Inc, a Delaware corporation (the "Company"), owned by certain selling shareholders (the "Selling Shareholders").


     The Selling Shareholders acquired the common stock in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"). The Selling Shareholders may from time to time sell shares of the common stock on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The common stock of the Selling Shareholders may be sold directly or through brokers or dealers. See "Plan of Distribution."


     The Registration Statement of which this Prospectus is a part also relates to a self-underwritten direct public offering (the "Offering") of 3,200,000 Units of the common stock by the Company.

     The Company will receive no part of the proceeds from the sale of the shares of the common stock owned by the Selling Shareholders. All expenses of registration incurred in connection with this offering will be paid by the Company, but all selling and other expenses incurred by the Selling Shareholders will be paid by the Selling Shareholders. See "Selling Shareholders."

     The Selling Shareholders and any broker-dealers participating in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.


     The common stock has not been registered for sale by the Selling Shareholders under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

     THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 5 AND "DILUTION."

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this Prospectus is     , 2001

This  Prospectus  does not constitute an
offer  to  sell  or a solicitation of an
offer  to  buy  any  security offered by
this  Shares  Prospectus, or an offer to
sell  or  a  solicitation of an offer to
buy  any  security, by any person in any
jurisdiction  in  which  such  offer  or
solicitation  would be unlawful. Neither
the  delivery of this Prospectus nor any
sale  made  Hereunder  shall  under  any
circumstances,    imply     that     the       CANADIAN ROCKPORT HOMES
information  in   this   Prospectus   is          INTERNATIONAL, INC.
correct as of any time subsequent to the
date  of  this  Prospectus.                  1,553,560 Shares of Common Stock,



            TABLE  OF  CONTENTS

                                    Page

PROSPECTUS SUMMARY. . . . . . . . . . .2
RISK FACTORS. . . . . . . . . . . . . .4
SPECIAL NOTE OF CAUTION REGARDING
     FORWARD-LOOKING STATEMENTS . . . 11
USE OF PROCEEDS . . . . . . . . . . . 11
DETERMINATION OF OFFERING PRICE . . . 12
CAPITALIZATION. . . . . . . . . . . . 12
DILUTION. . . . . . . . . . . . . . . 13
MANAGEMENT. . . . . . . . . . . . . . 18
SECURITY OWNERSHIP OF CERTAIN                    ____________________
     BENEFICIAL OWNERS AND MANAGEMENT 21
DESCRIPTION OF SECURITIES . . . . . . 23              PROSPECTUS
COMMON STOCK ELIGIBLE FOR FUTURE SALE 25         ____________________
INDEMNIFICATION FOR SECURITIES
     ACT LIABILITIES. . . . . . . . . 26
MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS . . . . . . 26
THE COMPANY . . . . . . . . . . . . . 28
TAX CONSEQUENCES. . . . . . . . . . . 38
LEGAL MATTERS . . . . . . . . . . . . 38            _________, 2001
EXPERTS . . . . . . . . . . . . . . . 38
ADDITIONAL INFORMATION. . . . . . . . 38
INDEX TO FINANCIAL STATEMENTS . . . .  F


Until _______, 2001(___ days from the date of this Prospectus), all persons effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus.

                   CANADIAN ROCKPORT HOMES INTERNATIONAL, INC.

                        1,553,560 Shares of Common Stock




                             _______________________

                                   PROSPECTUS
                             _______________________




                                ___________, 2001

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item  13.  Other  Expenses  of  Issuance  and  Distribution.

     We will pay all expenses in connection with this offering. We estimate that the approximate expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:


Registration  Fee                           $11,866.95
Cost  of  Printing  and  Engraving*         $20,000.00
Legal  Fees  and  Expenses*                 $60,000.00
Accounting  Fees  and  Expenses*            $25,000.00
Transfer  Agent  Fees*                      $ 5,000.00
Blue  sky  legal  fees  and  expenses*      $23,000.00
Miscellaneous*                              $ 5,133.05
                                           -----------
     Total                                 $150,000.00
                                           -----------
*Estimated

None  of  the  foregoing  expenses  are  being paid by the selling shareholders.

Item  14.  Indemnification  of  Directors  and  Officers.

     Article Seven of our Bylaws provide that the company will indemnify officers and directors except in relation to matters as to which they shall be finally adjudicated to be liable for negligence or misconduct in the performance of duty.

     Indemnification Agreements. We anticipate entering into indemnification agreements with each of our directors and executive officers pursuant to which we shall indemnify each director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each director or officer in connection with any criminal or civil action brought or threatened against any director or officer for being or having been an executive officer or director of the company, to the extent allowed by applicable law and the charter documents.

     Director and Officer Liability Insurance. At some time in the future we may obtain director and officer liability insurance which could provide coverage against certain securities laws violations.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission any indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and therefore, is unenforceable. In the event that a claim for indemnification against any liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether any indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of any issue.



Item  15.  Recent  Sales  of  Unregistered  Securities.

     Since its inception, the Registrant has made the following issuances of securities, none of which were registered under the Securities
Act  of  1933,  as  amended  (the  "Securities  Act").

     In or about March through May of 2001, pursuant to a Private Placement Offering, we issued an aggregate of 527,610 shares of common stock valued at $2.00 per share, in exchange for $1,055,220.00 in cash to the following shareholders: Janice Margaret Wilby, Edward Michael Wilby, Karey Michelle Robinson, Kimberly Ann Robinson, Clarence J.W. Wiseman, Donna Gruhle, Maureen F. Maloy, Gary Barber, John Lang, Mark Napier, Cyndi R. Lion and Rob Lion, Bill Ligertwood, Tom Hughes, John Patrick Ebert and Alice Ebert, 257955 B.C. Ltd c/o Jake E Hiebert, Jim Hamilton and Margo Hamilton, TWIC Housing Corp., c/o Harry Gordon, Dianne Romeike, Jan W. Kozina, Gerry Scott, Arlene Wortsman, Anne Harrison, Clarence T. Jules, William Mayta, Jim Fulton, David Zieke, Mary Ann Hoffman, J. Michael Hoffman, Michael Harcourt, Moneca Gabriel, Daniel E. Blake and Penny J. Blake, J. M. Rewbe, Ian Waddell,

Judy Ann Wilton, Susan Woolf, Sharon Gloyn and Rod Andrew, James Dumont, DeAnda Tangles Inc. c/o Kim DeAnda, Ojay Matias and Jessica Schnell, John Kroczynski and/or Debbie Kroczynski and Indian Grove Productions. The issuance of these shares was exempt from the registration requirements of the Act by reason of Rule 505 of Regulation "D" promulgated under the Securities Act of 1933, as amended. The Offering was limited to a maximum offering amount of $4,000,000 and thirty-five (35) Unaccredited Investors. All Investors were advised that the Shares have not been registered under the Act, or the securities laws of certain states, in reliance upon specific exemptions from registration. Each Investor acknowledged there understanding that their Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except pursuant to a registration in compliance with the Act and applicable state securities laws, pursuant to Rule 144 promulgated under the Act and similar provisions under applicable state securities laws, or pursuant to an exemption from registration. All Investors were furnished a Prospectus containing the information required to be disclosed under Rule 502 of Regulation D.

     In or about February, 2001, we issued 11,300,000 shares of common stock to foreign Shareholders of Canadian Rockport Homes, Ltd., a Canadian Company, in exchange for all of the issued and outstanding shares the of its Common Stock. Our issuance of shares in connection with this reverse acquisition was an exchange exempt from the registration requirements of the Securities Act of 1933, as amended pursuant to Regulation S. All shares were issued to foreign residents, with no selling efforts made in the U.S. by the Company or its affiliate. All of the securities issued are deemed "restricted securities" under Rule 144 and subject to one-year resale limitations.

     In or about February, 2001 we issued 2,000,000 shares of common stock to TWiC Housing Corp, an Accredited Investor, in exchange for CRH obtaining the exclusive rights and entitlement to TWiC Housing Corp.'s patented rights to the TWiC technology. The 2,000,000 shares had an approximate value of $2.00 per share. TWiC Housing Corp. is an Affiliate of the Company and the technology, for accounting purposes, was valued at its historical cost of $10,057. The issuance of these shares was exempt from the registration requirements of the Act by reason of Rule 506 of Regulation "D" promulgated under the Securities Act of 1933, as amended.


Item  16.  Exhibit  Index.


     Copies of the following documents are filed with this registration statement, Form S-1, as exhibits:

Exhibit  No.
-----------

3.01     Articles  of  Incorporation

3.02     Certificate  of  Renewal

3.03     Certificate  of  Amendment  of  the  Certificate  of  Incorporation

3.04     Certificate  of  Amendment  of  the  Certificate  of  Incorporation

3.05     Bylaws and Amendments

4.01 Stock Purchase Agreement dated as January 15, 2001, between the Investor, Janice Wilby, and the Registrant

4.02 Stock Purchase Agreement dated as January 15, 2001, between the Investor, Michael Wilby, and the Registrant

4.03 Stock Purchase Agreement dated as January 15, 2001, between the Investor, Karey Robinson, and the Registrant

4.04 Stock Purchase Agreement dated as January 15, 2001, between the Investor, Kimberly Robinson, and the Registrant

4.05 Escrow and Purchase Agreement dated November 3, 2000 between Lenz Products, Inc. and Canadian Rockport Homes, Ltd.

4.06  Warrant  to  Purchase  Common  Stock

5.01 Securities Opinion of Washor & Associates Regarding Legality of Securities Being Registered

10.01  Stock  Purchase  Agreements  (see  exhibit  4  above)

10.02  Option  to  Purchase  Agreement

10.03 February 15, 2001 Canadian Rockport Homes, Ltd. and TWiC Housing Corp. Purchase Agreement

10.04  Plant  Construction  Agreement  Between  CRH  and  TWiC  Housing  Corp.

10.05  Lease  Agreement  of  Quilicura,  Plant

10.06  Employment  Agreement  with  William  Malone

10.07  Employment  Agreement  with  Nelson  Riis

11.01  Computation  of  Loss  Per  Common  Share

21.01  List  of  the  Registrant's  Subsidiaries

23.01  Consent  of  Auditors

23.02  Consent  of  Counsel  (included  in  Exhibit  5.01)

24.01 Powers of Attorney (appears on signature page in Part II of the registration statement)

99.01  Letter  from  CCC  dated  May  18,  2001

99.02  Lombard  Development  License

Item  28.  Undertakings.



       A.    The  undersigned  registrant  hereby  undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ( 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canada, British Columbia on the 18th day of July, 2001.

                   CANADIAN ROCKPORT HOMES INTERNATIONAL, INC.

                                       By:
                         -------------------------------
                     William Malone, Chief Executive Officer

                                POWER OF ATTORNEY

     Each of the undersigned hereby authorizes William Malone as his attorney-in-fact to execute in the name of each person and to file any amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints this person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this Registration Statement.

     In accordance with the requirements of the Securities Act of 1933, this registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature                      Title                              Date
---------                      -----                              ----


                           President  and  Director           July 18, 2001
------------------------   (Principal  Executive  Officer)
Nelson  Riis

                           Chief  Executive  Officer          July 18, 2001
------------------------   Secretary  and  Director
William  Malone

                           Treasurer  and  Director           July 18, 2001
------------------------
Harry  Gordon

                           Director                           July 18, 2001
------------------------
Ian  Burroughs